EXHIBIT 3.1


                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                           GREY GLOBAL GROUP INC.


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                   Pursuant to Section 245 of the General
                  Corporation Law of the State of Delaware

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            INTRODUCTORY. The present name of the corporation is "Grey
Global Group Inc." The name under which the corporation was originally incorporated was "NGD CORP." Its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 22, 1974. This Restated Certificate of Incorporation was duly adopted by the board of directors of the corporation in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware.

      The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated and integrated, but not amended, to read in its entirety, as follows:

            FIRST: The name of the corporation (hereinafter called the "Company") is GREY GLOBAL GROUP INC.

            SECOND: The registered office of the Company is located at 1209 Orange Street, in the City of Wilmington in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is sixty million five hundred thousand ("60,500,000"), consisting of fifty million ("50,000,000") shares of Common Stock, par value $.01 per share ("Common Stock"), and ten million ("10,000,000") shares of Limited Duration Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and five hundred thousand (500,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

            The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, Common Stock and Class B Common Stock of the Company are set forth in the following provisions:

A.    Preferred Stock

      I. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in series and by filing a Certificate pursuant to the General Corporation Law of Delaware to establish the number of shares to be included in each series. The Preferred Stock may be issued either as a class without series, or if so determined from time to time by the Board of Directors, either in whole or in part in one or more series, each series to be appropriately designated by a distinguishing number, letter or title prior to the issuance of any shares thereof. Whenever the term "Preferred Stock" is used in this Certificate of Incorporation, it shall be deemed to mean and include Preferred Stock issued as a class without series, or one or more series thereof, or both unless the context shall otherwise require.

      II. There is hereby expressly granted to the Board of Directors authority to fix, subject to restrictions, if any, contained in Article SEVENTH and Article TENTH, the voting power, the designations, preferences and relative, participating, options, conversion, dividend or other special rights, and the qualifications, limitations or restrictions of the Preferred Stock and any restrictions on the Company in connection with the Preferred Stock in the resolution or resolutions adopted by the Board of Directors providing for the issuance of said Preferred Stock.

      III. The voting power, preferences and relative, participating, optional, dividend and other special rights, and the qualifications, limitations and restrictions of the Series 1 Preferred Stock and the restrictions on the Corporation in connection with the Series 1 Preferred Stock shall be as follows:

      1.    Dividends

            1A. General Dividend Obligation. The holders of record of Series 1 Preferred Stock shall be entitled, equally and ratably, to receive, when and as declared by the Board of Directors out of the surplus, profits or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, Preferential Dividends and Participating Dividends at the times, in the amounts and under the conditions specified in this paragraph 1.

            1B. Preferential Dividends. Preferential Dividends on each share of Series 1 Preferred Stock ("Share") shall be payable in equal amounts quarterly on the fifteenth day of March, June, September and December (or, if such day is not a Business Day, the immediately succeeding Business Day) ("Preferential Dividend Payment Dates"), commencing on the first such Preferential Dividend Payment Date occurring more than 30 days after the original issuance of the first Share. Preferential Dividends on Shares shall be calculated at the annual rate of $.25 per Share ("Preferential Dividend Rate") and shall be cumulative and shall accrue at the Preferential Dividend Rate from and after the Preferential Dividend Payment Date next preceding the respective dates of issue of such Shares to and including the respective dates on which payment of the Redemption Price of such Shares shall have been made in accordance with paragraph 2 hereof, whether or not such dividends have been declared and whether or not there shall be, at the time Preferential Dividends are calculated or become payable or at any other time, surplus, profits, or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware or under the terms of any agreement to which the Corporation is a party or by which it is bound; provided, however, that Preferential Dividends on Shares, which are originally issued after a record date fixed by the Board of Directors for the payment of Preferential Dividends and on or before the next succeeding Preferential Dividend Payment Date, shall be cumulative from and after such succeeding Preferential Dividend Payment Date.

            The Corporation shall not (a) declare or pay any dividends whatsoever upon, (b) make any distribution upon, (c) acquire or redeem, or
(d) permit or cause any Subsidiary to acquire or redeem, any shares of Common Stock of the Corporation ("Common Stock") or any shares of Limited Duration Class B Common Stock of the Corporation ("Class B Common Stock") (where no distinction is to be made between Common Stock and Class B Common Stock, a share of either shall be referred to collectively as "Common Equity") or any shares of any other class or series of stock of the Corporation ranking junior as to dividends or assets to the Series 1 Preferred Stock ("Junior Stock") unless, in each case, the full cumulative Preferential Dividends (whether or not earned or declared) on all Shares outstanding shall have been paid for all past Dividend Periods and all arrearages, if any, in the payment of the Redemption Price for all Shares which have been presented and surrendered for redemption shall have been paid unless, in any such event, the holders of a majority of the then outstanding Shares shall have consented thereto by affirmative vote at an annual meeting or a special meeting called for that purpose.

            The amount of any Preferential Dividends accrued on any Share at any Preferential Dividend Payment Date shall be deemed to be the amount of any unpaid Preferential Dividends accumulated thereon to and including such Preferential Dividend Payment Date (whether or not earned or declared) and the amount of Preferential Dividends accrued on any Share at any date other than at a Preferential Dividend Payment Date shall be calculated as the amount of any unpaid Preferential Dividends accumulated thereon to and including the last preceding Preferential Dividend Payment Date (whether or not earned or declared) plus an amount calculated on the basis of the Preferential Dividend Rate for the period after such last preceding Preferential Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

            1C. Participating Dividends. Whenever there is a declaration of a dividend upon the Common Equity, there shall also be a declaration of a Participating Dividend upon the Series 1 Preferred Stock if, at the time of such declaration upon the Common Equity, the Total Dividend Rate multiplied by two times the sum of (i) any prior payment or payments of dividends upon Common Equity during the Dividend Year per share of Common Equity outstanding at the time of such payment or payments ("Prior Common Equity Dividend Payments") and (ii) the amount of any such declaration of a dividend upon the Common Equity per share of Common Equity outstanding at the time of such declaration ("Common Equity Dividend Declaration"), is greater than the sum of any prior payment or payments of Preferential Dividends upon Series 1 Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Preferential Dividend Payments") and any prior payment or payments of Participating Dividends upon Series 1 Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Participating Dividend Payments"). If there shall be a declaration of a Participating Dividend as aforesaid, (a) the amount of such Participating Dividend during any Dividend Year shall be equal to the Total Dividend Rate multiplied by two times the sum of the Prior Common Equity Dividend Payments and the Common Equity Dividend Declaration, minus the sum of the Prior Preferential Dividend Payments and the Prior Participating Dividend Payments; and (b) payment of such Participating Dividend shall be made on the date that payment of the corresponding dividend upon the Common Equity is made. In addition, the holders of Series I Preferred Stock shall not be entitled to participate in any dividend on the Common Equity to the extent payable in additional shares of Common Equity. Notwithstanding the foregoing, in the event that a dividend is paid during the Dividend Year commencing March 15, 1986, but prior to April 3, 1986, such dividend shall be multiplied by .50 for the purposes of declaring the Participating Dividend payable during the Dividend Year commencing March 15, 1986 as aforesaid.

      2.    Redemption

            2A. Optional Redemption. Upon the termination of an Original Holder's full-time employment with the Corporation for any reason other than Cause prior to the Original Holder's attainment of age 65, such Original Holder and all Transferee Holders of such Original Holder shall collectively have the option to present and surrender the certificate or certificates representing all, but not less than all, of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, upon the exercise of such option, the Corporation shall redeem all of the Shares so presented and surrendered; provided, however, that if the termination of an Original Holder's full-time employment with the Corporation was by reason of Voluntary Retirement and within two years of such Original Holder's Date of Termination, such Original Holder should become a full-time employee of any other advertising agency, the option granted to such Original Holder and all Transferee Holders of such Original Holder by this subparagraph 2A shall terminate and the Corporation shall have the option to redeem all, but not less than all, of the Shares issued to such Original Holder; and provided further, however, that the option granted to an Original Holder and all Transferee Holders of such Original Holder by this subparagraph 2A and the option granted to the Corporation by the first proviso of this subparagraph 2A shall terminate upon the Original Holder's attainment of age 65 or, in the event of the Original Holder's death prior to his attainment of age 65, upon the date the Original Holder would have attained age 65.

            2B. Mandatory Redemption. Upon the termination of the option granted to the Corporation by the first proviso in subparagraph 2A or upon the termination of an Original Holder's full-time employment with the Corporation for Cause, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing all of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares. In addition, upon the termination of the option granted to an Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A pursuant to the second proviso therein or upon the termination of an Original Holder's full-time employment with the Corporation for any reason other than Cause on or subsequent to the Original Holder's attainment of age 65, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing at least one-third (1/3) of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares; provided, however, that on each of the next two Subsequent Redemption Dates, the Original Holder and every Transferee Holder of the Original Holder shall present and surrender, in equal amounts, the certificate or certificates representing the remainder of their respective Shares and, except as otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares.

            2C. Notice of Redemption. Each holder of Shares who shall be entitled to, and shall elect to, present and surrender Shares for redemption pursuant to the option granted by subparagraph 2A and each holder of Shares who shall be required to present and surrender Shares for redemption pursuant to subparagraph 2B shall, no less than five days before a Redemption Date or Subsequent Redemption Date, as the case may be, provide the Corporation with written notice containing the name of the Original Holder of the Shares to be redeemed, the number of Shares to be redeemed and the number or numbers of the certificate or certificates representing such Shares and, subject to the limitations in subparagraph 2D, a statement as to the selected manner of payment.

            If the Corporation should be entitled to, and should elect to exercise, the option granted by the first proviso of subparagraph 2A, it shall, no less than ten days before the Redemption Date, provide the Original Holder to whom the Shares to be redeemed were issued with written notice designating the Redemption Date for such Shares. Upon receipt of such notice, such Original Holder shall, no less than five days before the Redemption Date, provide the Corporation with written notice containing, subject to the limitations in subparagraph 2D, a statement as to the selected manner of payment. If the Original Holder shall fail to provide such notice, the Corporation shall be entitled to select the manner of payment.

            Each notice contemplated by this subparagraph 2C shall be sent by certified mail, return receipt requested, if to the Corporation, to the President or the Secretary of the Corporation at the address of the principal executive offices of the Corporation and, if to an Original Holder, to the address of the Original Holder as shown on the stock ledger of the Corporation.

            2D. Payment of Unpaid Dividends and the Redemption Price. On each Redemption Date and each Subsequent Redemption Date, the Corporation shall pay, in cash, to each holder whose Shares are to be redeemed all accrued and unpaid Preferential Dividends upon such Shares, and all declared and unpaid Participating Dividends upon such Shares as of a record date on or before such Redemption Date or Subsequent Redemption Date; provided, however, that if, on a Redemption Date or a Subsequent Redemption Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of such dividends under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound, each such holder shall receive, pro rata based on the number of such holder's Shares to be redeemed, the amount of such dividends for which surplus, profits or other funds of the Corporation are available. Thereafter, any surplus, profits or other funds of the Corporation available for the payment of such dividends shall immediately be so used by the Corporation and the Corporation shall not pay the Redemption Price on any Shares unless and until all of such dividends upon all redeemed Shares shall have been paid.

            On a Redemption Date or a Subsequent Redemption Date, in addition to the Preferential Dividends and Participating Dividends which the Corporation is required to pay as aforesaid, the Corporation shall also pay to each holder who presents and surrenders the certificate or certificates representing those of his Shares which are to be redeemed an amount equal to the number of such holder's Shares which are to be redeemed multiplied by the Redemption Price and such amount shall, subject to the limitations in this subparagraph 2D, be paid 100% in cash, or 100% in shares of Common Equity of equivalent value equally divided between shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock of equivalent value), or 100% by a Promissory Note, or any combination of the foregoing in the proportions specified by the holder of Shares to be redeemed; provided, however, that the Corporation shall not be required to pay an amount in cash in excess of one third (1/3) of the Aggregate Redemption Price in any fiscal year and, in the event that the number of Shares presented and surrendered for payment in cash exceeds such amount, the holder or holders presenting and surrendering such Shares shall receive a Promissory Note for such excess; provided further, however, that if, on any Redemption Date, or Subsequent Redemption Date, (a) the Corporation does not have an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and any applicable state securities or blue sky laws covering the issuance of shares of Common Equity in payment for Shares to be redeemed and, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity for such payment is not exempt under the 1933 Act and any applicable state securities or blue sky laws or (b) if, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity in payment for Shares to be redeemed would constitute a violation of
Section 7 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Regulations of the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act, a holder of Shares to be redeemed shall only be entitled to payment in cash and a Promissory Note; and provided further, however, that (a) if, in any fiscal year of any Redemption Date or Subsequent Redemption Date, or any Subsequent Redemption Payment Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of any Redemption Payment or Initial Redemption Payment, or any Subsequent Redemption Payment, respectively, under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound or (b) if, in the case of any Redemption Payments or Initial Redemption Payments which, pursuant to subparagraph 2A or subparagraph 2B, would be due and payable in any fiscal year or in the case of any Subsequent Redemption Payments which are due and payable in any fiscal year, the aggregate of such payments exceed 40% of the post-tax profits of the Corporation for the next preceding fiscal year, then each holder shall receive pro rata based on the number of such holder's Shares to be redeemed or which have been redeemed, as the case may be, the amount of the Redemption Payment or Initial Redemption Payment, or Subsequent Redemption Payment, for which funds of the Corporation are available as provided in subclauses (a) and (b) of this proviso and, in the case of Shares for which a Redemption Payment or an Initial Redemption Payment was to have been made, the holders of such Shares shall be entitled to retain such Shares until such Shares would otherwise be required to be presented and surrendered for redemption and there is sufficient surplus, profits or other funds of the Corporation available for the Redemption Payment or the Initial Redemption Payment therefor and, in the case of any Shares which have been redeemed, any part of the Subsequent Redemption Payment remaining unpaid shall be added to the Subsequent Redemption Payment due and payable on the next succeeding Subsequent Redemption Payment Date.

            If a holder of Shares specifies payment of any Redemption Payment or Initial Redemption Payment, whether in whole or in part, in shares of Common Equity, such payment shall be made in an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock) which are authorized but unissued or are held in the treasury of the Corporation or any combination thereof. The value of a share of Common Equity as of a particular date shall be deemed to be the closing sale price (or if no closing sales price is available for such date, the average of the closing bid and asked prices) for a share of Common Stock on the Business Day next preceding such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the shares of Common Stock are not listed on NASDAQ, the average of such closing bid and asked prices as reported by the National Quotation Bureau, Inc. ("NQB"), or if such closing sale or closing bid and asked prices are not available from the NQB, the value as determined by a member of the New York Stock Exchange selected by the Board of Directors.

            2E. Dividends After Redemption Date or Subsequent Redemption Date. Each Share which a holder has elected to present and surrender for redemption pursuant to the option granted by subparagraph 2A, and each Share which a holder is required to present and surrender for redemption pursuant to subparagraph 2A or subparagraph 2B, shall not, after the Redemption Date or the Subsequent Redemption Date therefor, be entitled to any Preferential Dividends accrued after such Redemption Date or Subsequent Redemption Date, or any Participating Dividends declared as of a record date after such Redemption Date or Subsequent Redemption Date, and on such Redemption Date or Subsequent Redemption Date all rights of a holder of such Share, as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive any Preferential Dividends accrued upon such Share up to and including such Redemption Date or Subsequent Redemption Date, any Participating Dividends declared upon such Share as of a record date on or before such Redemption Date or Subsequent Redemption Date and the Redemption Price of such Share upon presentation and surrender of the certificate representing such Share, and such Share shall not, after such Redemption Date or Subsequent Redemption Date, be deemed to be outstanding; provided, however, that if the Corporation does not, upon presentation and surrender of a certificate representing a Share, pay all of such accrued and unpaid Preferential Dividends upon, all of such declared and unpaid Participating Dividends upon, and the Redemption Price for, such Share on the Redemption Date or the Subsequent Redemption Date, as the case may be, the rights of a holder of such Share as a stockholder of the Corporation by reason of the ownership of such Share shall not cease, and such Share shall be deemed outstanding, until the Corporation shall pay all of such dividends upon, and the Redemption Price for, such Share.

            2F. Adjustment of the Redemption Price. If the Corporation purchases any shares of Common Equity at an aggregate purchase price which is more than $100,000 in excess of the product of the Book Value per share of Common Equity as of the date of such purchase and the number of shares of Common Equity purchased (such excess being herein called the "Excess Purchase Price"), for the purpose of calculating the Redemption Price of any Share issued prior to such purchase of Common Equity only, the Book Value per share of Common Equity as of a Redemption Date or a Subsequent Redemption Date shall be deemed to be the Book Value per share of Common Equity as it would have been had the Excess Purchase Price been amortized over a ten year period beginning on the date on which the purchase or purchases of Common Equity occurred. For purposes of determining whether shares of Common Equity repurchased subsequent to the Distribution Record Date and on or prior to December 31, 1986 are repurchased at a price in excess of the Book Value per share of Common Equity and if so the amount of such excess, Book Value per share of Common Equity shall be deemed to be one-half of the Book Value per share of Common Equity at December 31, 1985. Furthermore, if there are (a) changes in the number of shares of Common Equity outstanding as a result of (i) stock dividends, splits, combinations or exchanges of shares of Common Equity, (ii) issuances of shares of Common Equity in acquisitions, (iii) merger, consolidation or reorganization or
(iv) any other unusual and extraordinary items or events or (b) if there are any disproportionate and material effects on the Common Stockholders' Equity as a result of (i) any of the foregoing, (ii) changes in the accounting policies of the Corporation or (iii) any other unusual and extraordinary items or events, for the purpose of calculating the Redemption Price of any Share issued prior to any such change or disproportionate and material effect only, the Book Value per share of Common Equity as of a Redemption Date or Subsequent Redemption Date may be adjusted to such an extent and in such manner as the Board of Directors or a duly designated committee thereof shall, in its sole discretion, determine is necessary to preserve the benefit of the redemption provisions in this paragraph 2 for the holders of Series 1 Preferred Stock and the Corporation.

            2G. Status of Redeemed Shares. Upon the redemption of any Shares, the Corporation shall, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware as now or hereafter in effect, cause the number of authorized shares of Series 1 Preferred Stock to be decreased by the number of Shares redeemed and the Corporation shall not thereafter issue any of such Shares or any other shares of Preferred Stock as shares of Series 1 Preferred Stock.

      3.    Liquidation.

            3A. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to $1.00 per Share ("Liquidation Preference") plus all accrued and unpaid Preferential Dividends, before any distribution or payment is made upon any Common Equity or any other Junior Stock of the Corporation, but subject to the prior rights of the holders of shares of other series of Preferred Stock which are by their terms expressly made senior as to liquidation preferences to the Series 1 Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation should not be sufficient to permit payment to the holders of Series 1 Preferred Stock of the amount which they are entitled to be paid as aforesaid and the holders of any other series of Preferred Stock ranking equally as to liquidation preferences to the Series 1 Preferred Stock of the amount to which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among them.

            3B. Liquidation Participation. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series 1 Preferred Stock shall have been paid in full the Liquidation Preference and the accrued and unpaid Preferential Dividends and the holders of any other series of Preferred Stock have been paid their liquidation preferences and any accrued and unpaid preferential dividends, the holders of the Series 1 Preferred Stock and the holders of any other series of Preferred Stock shall not be entitled to any further payment unless and until the holders of Common Equity shall have received out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), for each share of Common Equity, an amount in cash equal to one-half of the Liquidation Preference and for each share of Class B Common Stock, an amount equal to one-half of the Liquidation Preference; but if, after the holders of Common Equity shall have been paid in full such amounts, the value of the remainder of the assets of the Corporation available for distribution to its stockholders per share of Common Equity, Series 1 Preferred Stock and any other series of Preferred Stock entitled to a liquidation participation is greater than the Original Discount for a share of Series 1 Preferred Stock, the holder of any such share of Series 1 Preferred Stock shall be entitled to receive a liquidation participation such that the aggregate liquidation payment for each share of Series 1 Preferred Stock is equal to the difference between two times the aggregate liquidation payment for each share of Common Equity and the Original Discount at which the share of Series 1 Preferred Stock was issued.

            3C. Events Not Deemed a Liquidation, Dissolution or Winding Up. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale, lease, exchange or other disposition by the Corporation of all or any part of its property or assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 3.

      4.    Voting.

            4A. General Right to Vote. The holders of Series 1 Preferred Stock shall be entitled to eleven votes for each Share held of record and, together with the holders of any other series of Preferred Stock who shall have the right and power to vote generally with the holders of Common Equity, shall, together with the holders of Common Equity, all voting as a single class, possess voting power for the election of directors and for all other purposes, except as is otherwise provided in the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, this paragraph 4 and in paragraph 6 hereof. The foregoing notwithstanding, on and subsequent to the Conversion Date, the holders of Series 1 Preferred Stock shall be entitled to two votes for each Share held of record.

            4B. Restrictions on Voting Rights. Upon the termination of full-time employment of an Original Holder by reason of Cause or Voluntary Retirement, the death of an Original Holder or the Permanent Disability of an Original Holder, the voting rights which such Original Holder and any Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designation, the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of the Shares held by such Original Holder or such Transferee Holder, shall terminate. In addition, upon the termination of full-time employment of an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued by reason of Cause or Voluntary Retirement, the death of such Original Holder or the Permanent Disability of such Original Holder, the voting rights which all Original Holders and Transferee Holders would otherwise have, whether pursuant to this Certificate of Designation, the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of the Shares held by such Original Holders or Transferee Holders, shall terminate.

            In the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, the voting rights which such Original Holder or such Transferee Holder or a Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designation, the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holder or Transferee Holder, shall terminate. In addition, in the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued or a Substantial Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Substantial Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by such Original Holder or Substantial Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, the voting rights which all Original Holders and Transferee Holders would otherwise have, whether pursuant to this Certificate of Designation, the Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holders or Transferee Holders, shall terminate.

      5. Restrictions on Disposition of Shares. An Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of his Shares, or an interest in his Shares, to a Transferee Holder of the Original Holder or the Corporation; and a Transferee Holder of an Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of Shares, or an interest in Shares, received from an Original Holder or a Transferee Holder to another Transferee Holder of such Original Holder or the Corporation.

      6. Restrictions on Changes. In addition to any other approvals or consents required by the General Corporation Law of the State of Delaware, the Corporation shall not, without the consent of the holders of record of a majority of the Shares outstanding, given in person or by proxy, either in writing without a meeting or by affirmative vote at an annual meeting or a special meeting called for that purpose at which the holders of the Shares outstanding shall be entitled to vote as a separate class, (a) create, authorize or issue (i) any shares of any class or series of stock of the Corporation ranking senior as to dividends or assets or otherwise to the Series 1 Preferred Stock ("Senior Stock") or (ii) any shares of any class or series of stock of the Corporation ranking on a parity as to dividends or assets or otherwise to the Series 1 Preferred Stock ("Parity Stock"), (b) reclassify any authorized stock of the Corporation into any shares of Senior Stock or Parity Stock, (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock, or (d) amend, alter, supplement or repeal any of the provisions of the Certificate of Incorporation or of any certificate (including this Certificate of Designation) amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges given by this Certificate of Designation to the Series 1 Preferred Stock.

      7. Successors and Assigns. The provisions of this Certificate of Designation shall be binding upon all successors and assigns of an Original Holder, including, without limitation, a Transferee Holder and any receiver, interim trustee or trustee in bankruptcy or representative of creditors of an Original Holder or a Transferee Holder.

      8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                  (a) "Additional Capital applicable to Redeemable Preferred Stock" as of a particular date means the amount thereof as shown on an Audited Consolidated Balance Sheet as of such date.

                  (b) "Aggregate Redemption Price" means for the purpose of the calculation required by subparagraph 2D, the number of Shares issued to an Original Holder, whether or not outstanding, multiplied by the Redemption Price as of a Redemption Date or a Subsequent Redemption Date, as the case may be.

                  (c) "Audited Consolidated Balance Sheet" as of a particular date means the audited consolidated balance sheet of the Corporation and its Subsidiaries (all the financial information on which has been computed in accordance with generally accepted accounting principles by the regular independent auditors of the Corporation) as of the last day of the applicable fiscal year.

                  (d) "Book Value per share of Common Equity" means as of a particular date the book value per share of Common Equity (Common Stockholders' Equity divided by the number of shares of Common Equity outstanding), plus the cumulative amount per share of Common Equity transferred from Common and Stockholders' Equity to Additional Capital applicable to Redeemable Preferred Stock since its issuance and as of such date as shown on an Audited Consolidated Balance Sheet as of such date.

                  (e) "Business Day" means any day which is not a Saturday or a Sunday or a day on which the banks are closed for business in New York, New York.

                  (f) "Cause" means a willful act or acts committed by an Original Holder after the issuance of the first Share to such Original Holder, which act or acts constitute a gross abuse of trust or are deliberately, directly and substantially injurious to the Corporation's business or operations.

                  (g) "Common Stockholders' Equity" as of a particular date means the common stockholders' equity as derived from the Audited
Consolidated Balance Sheet as of such date.

                  (h) "Conversion Date" means the date upon which all outstanding shares of Class B Common Stock automatically convert into shares of Common Stock pursuant to Section B.III.(D)(9) of Article Fourth of the Corporation's Restated Certificate of Incorporation.

                  (i) "Date of Termination" means the date of termination of an Original Holder's full-time employment with the Corporation.

                  (j)   "Distribution Record Date" means April 3, 1986.

                  (k) "Dividend Period" means the quarterly period ending on a Preferential Dividend Payment Date.

                  (l) "Dividend Year" means the period from March 16 in one year to March 15 in the succeeding year commencing with March 16, 1981.

                  (m)   "Good Reason" means:

                        (1) a change in control of the Corporation, which
            shall be conclusively deemed to have occurred if any of the following shall have taken place: (i) a change in control of a nature that would be required to be reported in response to
            Item 5(f) of Schedule 14A of Regulation 14A under the 1934 Act, unless such change in control results in control by the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof;
            (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act, other than the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
            Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years commencing after the date of this Certificate of Designation, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or

                        (2) any assignment to the Original Holder of any
            duties other than those contemplated by, or a limitation of the powers of an Original Holder not contemplated by, the relevant provisions of his employment agreement with the Corporation, if any; or

                        (3) removal of the Original Holder from, or any
            failure to re-elect the Original Holder to, any of the positions which he may hold by virtue of his employment agreement with the Corporation, if any, except in connection with his Permanent Disability or with the termination of his full-time employment with the Corporation for Cause; or

                        (4) reduction in the Original Holder's rate of compensation not agreed to in writing by him; or

                        (5) failure by the Corporation to comply with any
            of the provisions of the Original Holder's employment agreement with the Corporation, if any, concerning his compensation, pension, life insurance, disability rights or vacations; or

                        (6) by the Corporation to require any successor
            (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Original Holder, expressly to assume and agree to perform the Original Holder's employment agreement, if any, in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.

                  (n) "Initial Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date, which consists, at least in part, of a Promissory Note.

                  (o) "Original Discount" for a share of Series 1 Preferred Stock means the discount from the Book Value per share of Common Equity as of the last day of the then current fiscal year or of the next preceding fiscal year, whichever is nearer the date on which an Original Holder purchases such share of Series 1 Preferred Stock from the Corporation pursuant to that certain Book Value Preferred Stock Plan dated as of April 2, 1981, as such plan may from time to time be amended or supplemented in accordance with its terms (the "Plan").

                  (p) "Original Holder" means a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any Shares have been sold pursuant to the Plan.

                  (q) "Participating Dividend" means the dividend which, subject to the conditions in subparagraph 1C, the Corporation is required to declare on Shares whenever a dividend is declared on shares of Common Equity.

                  (r) "Permanent Disability" means (i) in the case of an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued, an illness or other disability of such Original Holder which results in such Original Holder being unable regularly to perform his duties as Chief Executive Officer and President of the Corporation for a period of 18 months and the termination of such Original Holder's full-time employment as such Chief Executive Officer and President and (ii) in the case of any other Original Holder, an illness or other disability which results in any such Original Holder being unable regularly to perform his duties as an employee of the Corporation for a period of 18 months and the termination of any such Original Holder's full-time employment with the Corporation.

                  (s) "Preferential Dividend" means the dividend which will be calculated at the Preferential Dividend Rate and which will accumulate and accrue as provided in subparagraph 1B.

                  (t) "Promissory Note" means a promissory note of the Corporation, such note to bear interest at an annual rate equal to the higher of the prime rate charged by Citibank, N.A. or the rate at which the Corporation is entitled to borrow money from the principal banking institution with which it does business, each as of the Redemption Date or the Subsequent Redemption Date, as the case may be, and such note shall be payable in cash on the next two Subsequent Redemption Payment Dates.

                  (u)   "Redemption Date" means:

                        (1) for the purposes of the option granted to an
            Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation, if the date of the notice referred to in subclause (i)(B) is within the six month period subsequent to the end of the most recent fiscal year; or
            (ii)(A) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation or, at the option of such Original Holder and all such Transferee Holders collectively as evidenced by their provision of notice to the Corporation or, (B) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the then current fiscal year, if the date of any notice referred to in this subclause (ii) is within the six month period prior to the end of the then current fiscal year; or

                        (2) for the purposes of the option granted to the
            Corporation by the first proviso in subparagraph 2A, the later of (i) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (ii) the date on which the Corporation intends to exercise such option as evidenced by its provision of notice to the Original Holder; or

                        (3) the purposes of the first sentence of
            subparagraph 2B, the later of (i) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (ii) the tenth Business Day subsequent to the date of termination of the option granted to the Corporation by the first proviso in subparagraph 2A, if applicable, or the tenth Business Day subsequent to an Original Holder's Date of Termination for Cause, if applicable; or

                        (4) the purposes of the second sentence of
            subparagraph 2(ii), (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the tenth Business Day subsequent to the date of termination of the option granted to an Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A pursuant to the second proviso therein, if applicable, or the tenth Business Day subsequent to an Original Holder's Date of Termination, if applicable, if the applicable date (if any) in this subclause (i)(B) is within the six month period subsequent to the end of the most recent fiscal year; or (ii)(A) the tenth Business Day subsequent to the date of termination of the option granted to an Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A pursuant to the second proviso therein, if applicable, or the tenth Business Day subsequent to an Original Holder's Date of Termination, if applicable, or, at the option of the Original Holder, (B) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the then current fiscal year, if the applicable date (if any) in subclause
            (ii)(A) is within the six-month period prior to the end of the then current fiscal year.

                  (v) "Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date which consists solely of cash, an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock), or a combination thereof.

                  (w) "Redemption Price" for a Share redeemed on or prior to December 31, 1986 means, except as is otherwise provided below, the Book Value per share of Common Equity as of the last day of the fiscal year immediately preceding the Redemption Date or the Subsequent Redemption Date, as the case may be, for such Share minus the Original Discount on such Share. Notwithstanding the foregoing, the Redemption Price for a Share as of a Redemption Date shall be determined by reference to the higher of the Book Value per share of Common Equity as of the last day of the most recent fiscal year ended or as of the end of the then current fiscal year, if the Redemption Date for such Share is determined pursuant to
(u)(1)(ii)(B) or (u)(4)(ii)(B) of this paragraph 8. For purposes of the preceding sentence, Book Value per share of Common Equity if measured at December 31, 1986 or thereafter shall be deemed to be an amount equal to twice that of the Book Value per share of Common Equity as of such date. "Redemption Price" for a Share redeemed subsequent to December 31, 1986 means, except as is otherwise provided, an amount equal to twice that of the Book Value per share of Common Equity as of the last day of the fiscal year immediately preceding the Redemption Date or the Subsequent Redemption Date, as the case may be, for such Share minus the Original Discount on such Share. Notwithstanding the foregoing sentence, the Redemption Price for a Share as of a Redemption Date shall be determined by reference to the higher of an amount equal to twice that of the Book Value per share of Common Equity as of the last day of the most recent fiscal year ended or as of the end of the then current fiscal year, if the Redemption Date for such Share is determined pursuant to (u)(1)(ii)(B) or (u)(4)(ii)(B) of this paragraph 8.

                  (x) "Subsequent Redemption Date" means the anniversary date of any Redemption Date upon which at least one-third (1/3) of the Shares issued to an Original Holder are required, pursuant to subparagraph 2B, to be presented and surrendered for redemption.

                  (y) "Subsequent Redemption Payment" means any redemption payment by the Corporation in cash on Shares for which an Initial
Redemption Payment has been made.

                  (z) "Subsequent Redemption Payment Date" means, with respect to Shares for which an Initial Redemption Payment has been made, the anniversary date of the Initial Redemption Payment Date therefor.

                  (aa) "Subsidiary" means any corporation at least a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  (bb) "Substantial Transferee Holder" means a Transferee Holder or Transferee Holders of an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued, which Transferee Holder holds, or which Transferee Holders in the aggregate hold, that number of Shares which when subtracted from the number of Shares issued to such an Original Holder which remain outstanding would result in such Original Holder and all other Transferee Holders of such Original Holder collectively no longer owning a majority of Shares outstanding at the time.

                  (cc) "Total Dividend Rate" means .75 for the March 16, 1981 to March 15, 1982 Dividend Year, .875 for the March 16, 1982 to March 15, 1983 Dividend Year and 1.00 for each Dividend Year thereafter.

                  (dd) "Transferee Holder" means a corporation all the Voting Stock of which is wholly owned by an Original Holder or, in the event of the death of an Original Holder, the estate of an Original Holder, any executor, administrator, legal representative or trustee thereof and any heir, distributee, devisee or legatee thereunder.

                  (ee) "Voluntary Retirement" means any voluntary termination by an Original Holder of full-time employment with the Corporation other than a termination for Good Reason.

                  (ff) "Voting Stock" means any share of stock having general voting power in electing the board of directors, irrespective of whether or not at the time stock of any other class or series has or might have voting power by reason of the happening of any contingency.

      9.    Miscellaneous

            9A. Determination of Fact. Whenever a determination of fact is required in connection with any provision or provisions of this Certificate of Designation, the Board of Directors shall make such determination and its determination shall be conclusive.

            9B. Headings. The headings of the paragraphs and subparagraphs of this Certificate of Designation are inserted for convenience only and shall not constitute a part hereof.

            9C. Validity. The invalidity or unenforceability of any provision or provisions of this Certificate of Designation shall not affect the validity or enforceability of any other provision of this Certificate, which shall remain in full force and effect.

      IV. Series I Preferred Stock. The number of shares constituting the Series I Preferred Stock shall be 20,000, which number may from time to time be decreased (but not below the number then outstanding) by the Board of Directors and the voting power, preferences and relative, participating, optional, dividend and other special rights, and the qualifications, limitations and restrictions of the Series I Preferred Stock and the restrictions on the Corporation in connection with the Series I Preferred Stock shall be as follows:

      1.    Dividends.

            1A. General Dividend Obligations. The holders of record of Series I Preferred Stock shall be entitled, equally and ratably, to receive, when and as declared by the Board of Directors out of the surplus, profits or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, Preferential Dividends and Participating Dividends at the times, in the amounts and under the conditions specified in this paragraph 1.

            1B. Preferential Dividends. Preferential Dividends on each share of Series I Preferred Stock ("Share") shall be payable in equal amounts quarterly on the fifteenth day of March, June, September and December (or, if such day is not a Business Day, the immediately succeeding Business Day) ("Preferential Dividend Payment Dates"), commencing on the first such Preferential Dividend Payment Date occurring after the original issuance of the first Share. Preferential Dividends on Shares shall be calculated at the annual rate of $.25 per Share ("Preferential Dividend Rate") and shall be cumulative and shall accrue at the Preferential Dividend Rate from and after the Preferential Dividend Payment Date next preceding the respective dates of issue of such Shares to and including the respective dates on which payment of the Redemption Price of such Shares shall have been made in accordance with paragraph 2 hereof, whether or not such dividends have been declared and whether or not there shall be, at the time Preferential Dividends are calculated or become payable or at any other time, surplus, profits, or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware or under the terms of any agreement to which the Corporation is a party or by which it is bound; provided, however, that Preferential Dividends on Shares, which are originally issued after a record date fixed by the Board of Directors for the payment of Preferential Dividends and on or before the next succeeding Preferential Dividend Payment Date, shall be cumulative from and after such succeeding Preferential Dividend Payment Date.

            The Corporation shall not (a) declare or pay any dividends whatsoever upon, (b) make any distribution upon, (c) acquire or redeem, or
(d) permit or cause any Subsidiary to acquire or redeem, any shares of Common Stock of the Corporation ("Common Stock") or any shares of Limited Duration Class B Common Stock ("Class B Common Stock") (where no distinction is to be made between Common Stock and Class B Common Stock, a share of either shall be referred to collectively as "Common Equity") or any shares of any other class or series of stock of the Corporation ranking junior as to dividends or assets to the Series I Preferred Stock ("Junior Stock") unless, in each case, the full cumulative Preferential Dividends (whether or not earned or declared) on all Shares outstanding shall have been paid for all past Dividend Periods and all arrearages, if any, in the payment of the Redemption Price for all Shares which have been presented and surrendered for redemption shall have been paid unless, in any such event, the holders of a majority of the then outstanding Shares shall have consented thereto by affirmative vote at an annual meeting or a special meeting called for that purpose.

            The amount of any Preferential Dividends accrued on any Share at any Preferential Dividend Payment Date shall be deemed to be the amount of any unpaid Preferential Dividends accumulated thereon to and including such Preferential Dividend Payment Date (whether or not earned or declared) and the amount of Preferential Dividends accrued on any Share at any date other than at a Preferential Dividend Payment Date shall be calculated as the amount of any unpaid Preferential Dividends accumulated thereon to and including the last preceding Preferential Dividend Payment Date (whether or not earned or declared) plus an amount calculated on the basis of the Preferential Dividend Rate for the period after such last preceding Preferential Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

            1C. Participating Dividends. Whenever there is a declaration of a dividend upon the Common Equity, there shall also be a declaration of a Participating Dividend upon the Series I Preferred Stock if, at the time of such declaration upon the Common Equity, the Total Dividend Rate multiplied by two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of (i) any prior payment or payments or dividends upon Common Equity during the Dividend Year per share of Common Equity outstanding at the time of such payment or payments ("Prior Common Equity Dividend Payments") and (ii) the amount of any such declaration of a dividend upon the Common Equity per share of Common Equity outstanding at the time of such declaration ("Common Equity Dividend Declaration"), is greater than the sum of any prior payment or payments of Preferential Dividends upon Series I Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Preferential Dividend Payments") and any prior payment or payments of Participating Dividends upon Series I Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Participating Dividend Payments"). If there shall be a declaration of a Participating Dividend as aforesaid, (a) the amount of such Participating Dividend during any Dividend Year shall be equal to the Total Dividend Rate multiplied by two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of the Prior Common Equity Dividend Payments and the Common Equity Dividend Declaration, minus the sum of the Prior Preferential Dividend Payments and the Prior Participating Dividend Payments; and (b) payment of such Participating Dividend shall be made on the date that payment of the corresponding dividend upon the Common Equity is made. The foregoing notwithstanding, the holders of Series I Preferred Stock shall not be entitled to participate in any dividend on the Common Equity to the extent payable in additional shares of Common Equity.

      2.    Redemption

            2A. Optional Redemption. Upon (i) the death of an Original Holder, (ii) the Permanent Disability or the Permanent Mental Disability of an Original Holder, (iii) the termination of an Original Holder's full-time employment with the Corporation by the Original Holder for Good Reason or
(iv) termination of an Original Holder's full-time employment with the Corporation by the Corporation without Cause, such Original Holder and all Transferee Holders of such Original Holder shall collectively have the option for a period of twelve months following any such event to present and surrender the certificate or certificates representing all, but not less than all, of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, upon the exercise of such option, the Corporation shall redeem all of the Shares so presented and surrendered; provided, however, that the option granted to an Original Holder and all Transferee Holders of such Original Holder by this subparagraph 2A shall terminate upon the tenth anniversary of the Exchange Date.

            2B. Mandatory Redemption. Upon the termination of an Original Holder's full-time employment with the Corporation for Cause, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing all of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares. In addition, unless subject to redemption pursuant to the immediately preceding sentence, upon the tenth anniversary of the Exchange Date, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing at least one-third (1/3) of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares; provided, however, that on each of the next two Subsequent Redemption Dates, the Original Holder and every Transferee Holder of the Original Holder shall present and surrender, in equal amounts, the certificate or certificates representing the remainder, if any, of their respective Shares and, except as otherwise provided by subparagraph 2D hereof, the Corporation shall redeem all of such Shares.

            2C. Notice of Redemption. Each holder of Shares who shall be entitled to, and shall elect to, present and surrender Shares for redemption pursuant to the option granted by subparagraph 2A and each holder of Shares who shall be required to present and surrender Shares for redemption pursuant to subparagraph 2B shall, no less than five days before a Redemption Date or Subsequent Redemption Date, as the case may be, provide the Corporation with written notice containing the name of the Original Holder of the Shares to be redeemed, the number of Shares to be redeemed and the number or numbers of the certificate or certificates representing such Shares, and, subject to the limitations in subparagraph 2D, a statement as to the selected manner of payment.

            Each notice to the Corporation contemplated by this subparagraph 2C shall be sent by certified mail, return receipt requested, to the President or the Secretary of the Corporation at the address of the principal executive offices of the Corporation.

            2D. Payment of Unpaid Dividends and the Redemption Price. On each Redemption Date and each Subsequent Redemption Date, the Corporation shall pay, in cash to each holder whose Shares are to be redeemed all accrued and unpaid Preferential Dividends upon such Shares, and all declared and unpaid Participating Dividends upon such Shares as of a record date on or before such Redemption Date or Subsequent Redemption Date; provided, however, that if, on a Redemption Date or a Subsequent Redemption Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of such dividends under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound, each such holder shall receive, pro rata based on the number of such holder's Shares to be redeemed, the amount of such dividends for which surplus, profits or other funds of the Corporation are available. Thereafter, any surplus, profits or other funds of the Corporation available for the payment of such dividends shall, subject to any identical or substantially similar obligation imposed upon the Corporation with respect to shares of any other series of Redeemable Preferred Stock of the Corporation having, as to dividends, parity with the Shares, immediately be so used by the Corporation and the Corporation shall not pay the Redemption Price on any Shares unless and until all of such dividends upon all redeemed Shares, and upon all redeemed shares of any series of Redeemable Preferred Stock of the Corporation having, as to dividends, parity with the Shares, shall have been paid.

            On a Redemption Date or a Subsequent Redemption Date, in addition to the Preferential Dividends and Participating Dividends which the Corporation is required to pay as aforesaid, the Corporation shall also pay to each holder who presents and surrenders the certificate or certificates representing those of his Shares which are to be redeemed an amount equal to the number of such holder's Shares which are to be redeemed multiplied by the Redemption Price and such amount shall, subject to the limitation in this subparagraph 2D, be paid 100% in cash, or 100% in shares of Common Equity of equivalent value equally divided between shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock of equivalent value), or 100% by a Promissory Note, or any combination of the foregoing in the proportions specified by the holder of Shares to be redeemed; provided, however, that the Corporation shall not be required to pay an amount in cash in excess of one-third (1/3) of the Aggregate Redemption Price in any fiscal year and, in the event that the number of Shares presented and surrendered for payment in cash exceeds such amount, the holder or holders presenting and surrendering such Shares shall receive a Promissory Note for such excess; provided further, however, that if, on any Redemption Date, or Subsequent Redemption Date, (a) the Corporation does not have an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities or blue sky laws covering the issuance of shares of Common Equity in payment for Shares to be redeemed and, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity for such payment is not exempt under the 1933 Act and any applicable state securities or blue sky laws or (b) if, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity in payment for Shares to be redeemed would constitute a violation of
Section 7 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Regulations of the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act, a holder of Shares to be redeemed shall only be entitled to payment in cash and a Promissory Note; and provided further, however, that (a) if, in any fiscal year of any Redemption Date or Subsequent Redemption Date, or any Subsequent Redemption Payment Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of any Redemption Payment or Initial Redemption Payment, or any Subsequent Redemption Payment, respectively, under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound or (b) if, in the case of any Redemption Payments or Initial Redemption Payments which, pursuant to subparagraph 2A or subparagraph 2B, would be due and payable in any fiscal year or in the case of any Subsequent Redemption Payments which are due and payable in any fiscal year, the aggregate of such payments exceed 40% of the post-tax profits of the Corporation for the next preceding fiscal year, then each holder shall receive pro rata based on the number of such holder's Shares to be redeemed or which have been redeemed, as the case may be, the amount of the Redemption Payment or Initial Redemption Payment, or Subsequent Redemption Payment, for which funds of the Corporation are available as provided in subclauses (a) and (b) of this proviso and, in the case of Shares for which a Redemption Payment or an Initial Redemption Payment was to have been made, the holders of such Shares shall be entitled to retain such Shares until such Shares would otherwise be required to be presented and surrendered for redemption and there is sufficient surplus, profits or other funds of the Corporation available for the Redemption Payment or the Initial Redemption Payment therefor and, in the case of any Shares which have been redeemed, any part of the Subsequent Redemption Payment remaining unpaid shall be added to the Subsequent Redemption Payment due and payable on the next succeeding Subsequent Redemption Payment Date.

            If a holder of Shares specifies payment of any Redemption Payment or Initial Redemption Payment, whether in whole or in part, in shares of Common Equity, such payment shall be made in an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock) which are authorized but unissued or are held in the treasury of the Corporation or any combination thereof. The value of a share of Common Equity as of a particular date shall be deemed to be the closing sale price (or if no closing sales price is available for such date, the average of the closing bid and asked prices) for a share of Common Stock on the Business Day next preceding such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the shares of Common Stock are not listed on NASDAQ, the average of such closing bid and asked prices as reported by the National Quotation Bureau, Inc. ("NQB"), or if such closing sale or closing bid and asked prices are not available from the NQB, the value as determined by a member of the New York Stock Exchange selected by the Board of Directors.

            2E. Dividends After Redemption Date or Subsequent Redemption Date. Each Share which a holder has elected to present and surrender for redemption pursuant to the option granted by subparagraph 2A shall not, after the Redemption Date or the Subsequent Redemption Date therefor, be entitled to any Preferential Dividends accrued after such Redemption Date or Subsequent Redemption Date, or any Participating Dividends declared as of a record date after such Redemption Date or Subsequent Redemption Date, and on such Redemption Date or Subsequent Redemption Date all rights of a holder of such Share, as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive any Preferential Dividends accrued upon such Share up to and including such Redemption Date or Subsequent Redemption Date, any Participating Dividends declared upon such Share as of a record date on or before such Redemption Date or Subsequent Redemption Date and the Redemption Price of such Share upon presentation and surrender of the certificate representing such Share, and such Share shall not, after such Redemption Date or Subsequent Redemption Date, be deemed to be outstanding; provided, however, that if the Corporation does not, upon presentation and surrender of a certificate representing a Share, pay all of such accrued and unpaid Preferential Dividends upon, all of such declared and unpaid Participating Dividends upon, and the Redemption Price for, such Share on the Redemption Date or the Subsequent Redemption Date, as the case may be, the rights of a holder of such Share as a stockholder of the Corporation by reason of the ownership of such Share shall not cease and such Share shall be deemed outstanding, until the Corporation shall pay all of such dividends upon, and the Redemption Price for, such Share.

            2F. Adjustment of the Redemption Price. If the Corporation purchases any shares of Common Equity at an aggregate purchase price which is more than $100,000 in excess of the product of the Book Value per share of Common Equity as of the date of such purchase and the number of shares of Common Equity purchased (such excess being herein called the "Excess Purchase Price"), for the purpose of calculating the Redemption Price of any Share that was issued prior to such purchase of Common Equity (provided that for these purposes, any share of Series I Preferred Stock that was issued in exchange for a share of Series 1 Preferred Stock shall be deemed to have been issued as of the date of issuance of the share of Series 1 Preferred Stock for which it was exchanged), the Book Value per share of Common Equity as of a Redemption Date or a Subsequent Redemption Date shall be deemed to be the Book Value per share of Common Equity as it would have been had the Excess Purchase Price been amortized over a ten year period beginning on the date on which the purchase or purchases of Common Equity occurred. If there are (a) changes in the number of shares of Common Equity outstanding as a result of (i) stock dividends, splits, combinations or exchanges of shares of Common Equity, (ii) issuances of shares of Common Equity in acquisitions, (iii) merger, consolidation or reorganization or
(iv) any other unusual and extraordinary items or events or (b) if there are any disproportionate and material effects on the Common Stockholders' Equity as a result of (i) any of the foregoing, (ii) changes in the accounting policies of the Corporation or (iii) any other unusual and extraordinary items or events, for the purpose of calculating the Redemption Price of any Share issued prior to any such change or disproportionate and material effect only, the Book Value per share of Common Equity as of a Redemption Date or Subsequent Redemption Date may be adjusted to such an extent and in such manner as the Board of Directors or a duly designated committee thereof shall, in its sole discretion, determine is necessary to preserve the benefit of the redemption provisions in this paragraph 2 for the holders of Series I Preferred Stock and the Corporation.

            2G. Status of Redeemed Shares. Upon the redemption of any Shares, the Corporation shall, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware as now or hereafter in effect, cause the number of authorized shares of Series I Preferred Stock to be decreased by the number of Shares redeemed and the Corporation shall not thereafter issue any of such Shares or any other shares of Preferred Stock as shares of Series I Preferred Stock.

      3.    Liquidation.

            3A. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series I Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount of cash equal to $1.00 per Share ("Liquidation Preference") plus all accrued and unpaid Preferential Dividends, before any distribution or payment is made upon any Common Equity or any other Junior Stock of the Corporation, but subject to the prior rights of the holders of shares of other series of Preferred Stock which are by their terms expressly made senior as to liquidation preferences to the Series I Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation should not be sufficient to permit payment to the holders of Series I Preferred Stock of the amount which they are entitled to be paid as aforesaid and the holders of any other series of Preferred Stock ranking equally as to liquidation preferences to the Series I Preferred Stock of the amount to which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among them.

            3B. Liquidation Participation. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series I Preferred Stock shall have been paid in full the Liquidation Preference and the accrued and unpaid Preferential Dividends and the holders of any other series of Preferred Stock have been paid their liquidation preferences and any accrued and unpaid preferential dividends, the holders of the Series I Preferred Stock and the holders of any other series of Preferred Stock shall not be entitled to any further payment unless and until the holders of Common Equity shall have received out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), for each share of Common Stock, an amount in cash equal to one-half (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds (but in an inverse manner) to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) of the Liquidation Preference and for each share of Class B Common Stock, an amount equal to one-half (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds (but in an inverse manner) to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) the the Liquidation Preference; but if, after the holders of Common Equity shall have been paid in full such amounts, the value of the remainder of the assets of the Corporation available for distribution to its stockholders per share of Common Equity, Series I Preferred Stock, and any other series of Preferred Stock entitled to a liquidation participation is greater than the Original Discount for a share of Series I Preferred Stock, the holder of any such share of Series I Preferred Stock shall be entitled to receive a liquidation participation such that the aggregate liquidation payment for each share of Series I Preferred Stock is equal to the difference between two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the aggregate liquidation payment for each share of Common Equity and the Original Discount at which the share of Series I Preferred Stock was issued.

            3C. Deemed a Liquidation, Dissolution or Winding Up. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale, lease, exchange or other disposition by the Corporation of all or any part of its property or assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 3.

      4.    Voting.

            4A. General Right to Vote. The holders of Series I Preferred Stock shall be entitled to eleven (which corresponds to the total number of votes entitled to be cast by a holder of one share of Common Stock and one share of Class B Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of one share of Common Stock and one share of Class B Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record and, together with the holders of any other series of Preferred Stock who shall have the right and power to vote generally with the holders of Common Equity, shall, together with the holders of Common Equity, all voting as a single class, possess voting power for the election of directors and for all other purposes, except as is otherwise provided in the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, this paragraph 4 and in paragraph 6 hereof. The foregoing notwithstanding, on and subsequent to the Conversion Date, the holders of Series I Preferred Stock shall be entitled to two (which corresponds to the total number of votes entitled to be cast by a holder of two shares of Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of two shares of Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record.

            4B. Restrictions on Voting Rights. Upon the earliest of (i) the tenth anniversary of the Exchange Date, (ii) the death of an Original Holder or (iii) the Permanent Mental Disability of an Original Holder, the voting rights which such Original Holder and any Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of the Shares held by such Original Holder or such Transferee Holder, shall terminate; provided, however, that if such rights terminate as a result of clauses (i), (ii) or (iii) above and if the Corporation has issued a Promissory Note under subparagraph 2D, then, if the Corporation subsequently defaults in its obligations thereunder, from and after such default such voting rights shall be reinstated for such period of time as the Corporation is in default of such obligations.

            In the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, the voting rights which such Original Holder or such Transferee Holder or a Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holder or Transferee Holder, shall terminate. In addition, in the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued or a Substantial Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Substantial Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by such Original Holder or Substantial Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, the voting rights which all Original Holders and Transferee Holders would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holders or Transferee Holders, shall terminate.

            4C. Other Voting Rights - General. In addition to the voting rights of the holders of the Series I Preferred Stock provided pursuant to the foregoing provisions of this paragraph 4 and subject to the restrictions contained in this paragraph 4, the holders of the Series I Preferred Stock shall have additional voting rights as provided in Articles Seventh and Tenth of the Corporation's Restated Certificate of Incorporation and paragraphs 4D and 4E below. For purposes of said Articles Seventh and Tenth, the holders of Series I Preferred Stock shall be deemed to have the right to vote with the holders of Series 1 Preferred Stock pursuant to the fifth paragraph of said Article Seventh and the second paragraph of said Article Tenth. Such voting rights shall be afforded to the holders of the Series I Preferred Stock as if they were named in said Articles Seventh and Tenth, regardless of whether the Series 1 Preferred Stock remains authorized or outstanding. The voting rights set forth in this paragraph 4C and in paragraphs 4D and 4E shall not be affected by any redemption of the Series 1 Preferred Stock or any amendment or modification of said Articles Seventh and Tenth.

            4D. Other Voting Rights - Directors. The holders of the Shares, together with the holders of shares of Common Stock, Class B Common Stock and Series 1 Preferred Stock and the holders of shares of any other series of Preferred Stock who shall have the right and power to vote with the holders of Common Stock, Class B Common Stock, Series I Preferred Stock and Series 1 Preferred Stock as a single class on the election and removal of directors, shall have the right and power, all voting as a single class,
(a) to elect a number of directors ("Capital Stock Directors") equal to three-quarters (3/4) of the number of directors which shall constitute the entire Board of Directors (or, if such number is a whole number and a fraction less than or equal to one-half (1/2), the number of Capital Stock Directors equal to such whole number, or if such number is a whole number and a fraction greater than one-half (1/2), the number of Capital Stock Directors equal to the next higher whole number), and (b) to remove, whether with or without cause, at any time, any of such Capital Stock Directors. All rights with respect to cumulative voting, removal of Capital Stock Directors and filling of any vacancies so caused shall be governed by the terms of Articles Seventh and Tenth of the Corporation's Restated Certificate of Incorporation.

            The holders of Shares and, to the extent so authorized, the holders of Series 1 Preferred Stock entitled to vote such shares, together with the holders of shares of any other series of Preferred Stock with similar voting rights, shall have the right and power, all voting as a single class, (a) to elect a number of directors ("Preferred Stock Directors") equal to one-quarter (1/4) of the number of directors which shall constitute the entire Board of Directors (or, if such number is a whole number and a fraction less than one-half (1/2), the number of Preferred Stock Directors equal to such whole number, if such number is a whole number and a fraction greater than or equal to one-half (1/2), the number of Preferred Stock Directors equal to the next higher whole number) and (b) to remove, whether with or without cause, at any time, any of such Preferred Stock Directors. The affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon as aforesaid shall be required to elect a Preferred Stock Director. Any Preferred Stock Director may be removed by the affirmative vote of the holders of not less than a majority of the shares entitled to vote thereon as aforesaid, given at an annual meeting or a special meeting of the holders of such shares called and held for that purpose; and the vacancy in the Board of Directors caused by such removal may be filled at any such meeting and, if not so filled, shall be filled by the remaining Preferred Stock Directors.

            If at any time, there are no longer any holders of Shares or holders of Series 1 Preferred Stock entitled to vote such shares, and there are no longer any holders of shares of any other series of Preferred Stock who have the right and power to vote with the holders of Shares or holders of Series 1 Preferred Stock (to the extent so authorized and outstanding) as a single class on the election and removal of Preferred Stock Directors, then the term of office of all Preferred Stock Directors shall terminate, and no additional Preferred Stock Directors shall be elected. The vacancy or vacancies so created in the Board of Directors shall be filled with Capital Stock Directors and from such time the entire Board of Directors shall be comprised of Capital Stock Directors.

            The Board of Directors shall not adopt any resolutions authorizing any other series of preferred stock which shall be entitled to vote with the Series I Preferred Stock as a single class to elect Preferred Stock Directors, without the approval or consent of the holders of a majority of the outstanding shares of Series I Preferred Stock.

            Any special meeting contemplated in this paragraph 4D shall be called by the Board of Directors, the Chairman of the Board or the President upon the written request of the holders of not less than a majority of the outstanding shares of Common Stock, Class B Common Stock and Preferred Stock entitled to vote at such meeting, and at such meeting, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding shares entitled to vote at such meeting shall constitute a quorum.

            4E. Other Voting Rights - Certain Transactions. Whenever the vote of stockholders is required to be taken by any provision of the General Corporation Law of the State of Delaware in connection with a merger or consolidation of the Corporation or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, the holders of Shares together with the holders of any other series of Preferred Stock who shall have similar power to vote in connection therewith (including, if so authorized and outstanding, the Series 1 Preferred Stock) shall have the right and power to vote as a single class and the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon as aforesaid shall be required to approve any such action.

            If the Board of Directors should adopt a resolution or resolutions authorizing the issuance of additional series of Preferred Stock and if such resolution or resolutions should fix the voting power of such additional series such that the holders of such additional series would be entitled to vote with the holders of Series 1 Preferred Stock as a single class whenever the vote of the stockholders is required to be taken by any provision of the General Corporation Law of the State of Delaware in connection with a merger or consolidation of the Corporation or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, then upon the affirmative vote of the holders of Shares together with the holders of any other series of Preferred Stock who shall have similar power to vote in connection therewith (including, if so authorized and outstanding, the Series 1 Preferred Stock), voting as a single class, given at an annual meeting or a special meeting called and held for the purpose of considering such resolution or resolutions, the holders of such additional series shall be so entitled.

            Any special meeting contemplated by this paragraph 4E shall, upon the written request of the holders of not less than a majority of the outstanding shares of Preferred Stock entitled to vote at such meeting, be called by the Board of Directors, the Chairman of the Board or the President and at such meeting, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding Shares and the shares of Preferred Stock entitled to vote at such meeting shall constitute a quorum.

      5. Restrictions on Disposition of Shares. An Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of his Shares, or an interest in his Shares, to a Transferee Holder of the Original Holder or the Corporation; and a Transferee Holder of an Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of Shares, or an interest in Shares, received from an Original Holder or a Transferee Holder to another Transferee Holder of such Original Holder or the Corporation.

      6. Restrictions on Changes. In addition to any other approvals or consents required by the General Corporation Law of the State of Delaware or other applicable law, the Corporation shall not, without the consent of the holders of record of a majority of the Shares outstanding, given in person or by proxy, either in writing without a meeting or by affirmative vote at an annual meeting or a special meeting called for that purpose at which the holders of the Shares outstanding shall be entitled to vote as a separate class, (a) create, authorize or issue (i) any shares of any class or series of stock of the Corporation ranking senior as to dividends or assets or otherwise to the Series I Preferred Stock ("Senior Stock") or
(ii) any shares of any class or series of stock of the Corporation ranking on a parity as to dividends or assets or otherwise to the Series I Preferred Stock ("Parity Stock"), (b) reclassify any authorized stock of the Corporation into any shares of Senior Stock or Parity Stock, (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock, or (d) amend, alter, supplement or repeal any of the provisions of the Restated Certificate of Incorporation or of any certificate (including this Certificate of Designations) amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges given by this Certificate of Designations to the Series I Preferred Stock.

      7. Successors and Assigns. The provisions of this Certificate of Designations shall be binding upon all successors and assigns of an Original Holder, including, without limitation, a Transferee Holder and any receiver, interim trustee or trustee in bankruptcy or representative of creditors of an Original Holder or a Transferee Holder.

      8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                  (a) "Additional Capital applicable to Redeemable Preferred Stock" as of a particular date means the amount thereof as shown on an Audited Consolidated Balance Sheet as of such date.

                  (b) "Aggregate Redemption Price" means for the purpose of the calculation required by subparagraph 2D, the number of Shares issued to an Original Holder, whether or not outstanding, multiplied by the Redemption Price as of a Redemption Date or a Subsequent Redemption Date, as the case may be.

                  (c) "Audited Consolidated Balance Sheet" as of a particular date means the audited consolidated balance sheet of the Corporation and its Subsidiaries (all the financial information on which has been computed in accordance with generally accepted accounting principles by the regular independent auditors of the Corporation) as of the last day of the applicable fiscal year.

                  (d) "Book Value per share of Common Equity" means as of a particular date the book value per share of Common Equity (Common Stockholders' Equity divided by the number of shares of Common Equity outstanding), plus the cumulative amount per share of Common Equity transferred from Common Stockholders' Equity to Additional Capital applicable to Redeemable Preferred Stock since the issuance of any shares of the Series 1 Preferred Stock, and as of such date as shown on an Audited Consolidated Balance Sheet as of such date.

                  (e) "Business Day" means any day which is not a Saturday or a Sunday or a day on which the banks are closed for business in New York, New York.

                  (f) "Cause" shall have the meaning set forth in Section 22 of the Agreement, made as of February 9, 1984, between the Corporation and Edward H. Meyer (as amended).

                  (g) "Common Stockholders' Equity" as of a particular date means the common stockholders' equity as derived from the Audited
Consolidated Balance Sheet as of such date.

                  (h) "Conversion Date" means the date upon which all outstanding shares of Class B Common Stock automatically convert into shares of Common Stock pursuant to subparagraph III.(D)(9) of the paragraph entitled "Common Stock and Class B Common Stock" in Article Fourth of the Corporation's Restated Certificate of Incorporation.

                  (i) "Date of Termination" means the date of termination of an Original Holder's full-time employment with the Corporation.

                  (j) "Dividend Period" means the quarterly period ending on a Preferential Dividend Payment Date.

                  (k) "Dividend Year" means the period from March 16 in one year to March 15 in the succeeding year commencing with the March 16 immediately preceding the Exchange Date.

                  (l) "Exchange Date" means the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware.

                  (m)   "Good Reason" means:

                        (1) a change in control of the Corporation, which
            shall be conclusively deemed to have occurred if any of the following shall have taken place: (i) a change in control of a nature that would be required to be reported in response to
            Item 5(f) of Schedule 14A of Regulation 14A under the 1934 Act, unless such change in control results in control by the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof;
            (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
            Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years commencing after the date of this Certificate of Designations, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or

                        (2) any assignment to the Original Holder of any
            duties other than those contemplated by, or a limitation of the powers of an Original Holder not contemplated by, the relevant provisions of his employment agreement with the Corporation, if any; or

                        (3) any removal of the Original Holder from, or any
            failure to re-elect the Original Holder to, any of the positions which he may hold by virtue of his employment agreement with the Corporation, if any, except in connection with his Disability (as defined in any such employment agreement) or with the termination of his full-time employment with the Corporation for Cause; or

                        (4) a reduction in the Original Holder's rate of compensation not agreed to in writing by him; or

                        (5) a failure by the Corporation to comply with any
            of the provisions of the Original Holder's employment agreement with the Corporation, if any, concerning his compensation, pension, life insurance, disability rights or vacations; or

                        (6) failure by the Corporation to require any
            successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Original Holder, expressly to assume and agree to perform the Original Holder's employment agreement, if any, in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place; or

                        (7) failure by the Corporation to offer to continue
            to employ the Original Holder following expiration of his employment agreement with the Corporation in the same positions as those held by him immediately prior to such expiration and on terms at least as favorable to the Original Holder as the terms set forth in his employment agreement.

                  (n) "Initial Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date, which consists, at least in part, of a Promissory Note.

                  (o) "Original Discount" for a share of Series I Preferred Stock means the discount from the Book Value per share of Common Equity as of the last day of the then current fiscal year or of the next preceding fiscal year, whichever is nearer the date on which an Original Holder purchased such share or, if applicable, the date on which an Original Holder purchased from the Corporation the share of Series 1 Preferred Stock in exchange for which such share of Series I Preferred Stock was issued, pursuant to that certain Book Value Preferred Stock Plan dated as of April 2, 1981, as amended on May 20, 1982 and as subsequently amended on June 13, 1983, and as such plan may from time to time be amended or supplemented in accordance with its terms (the "Plan").

                  (p) "Original Holder" means a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any Shares or, if applicable, any shares of Series 1 Preferred Stock in exchange for which Shares have been issued, have been sold pursuant to the Plan.

                  (q) "Participating Dividend" means the dividend which, subject to the conditions in subparagraph 1C, the Corporation is required to declare on Shares whenever a dividend is declared on shares of Common Equity.

                  (r) "Permanent Disability" means (i) in the case of an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued, an illness or other disability (other than a Permanent Mental Disability) of such Original Holder which results in such Original Holder being unable regularly to perform his duties as Chief Executive Officer and President of the Corporation for a period of 18 months and the termination of such Original Holder's full-time employment as such Chief Executive Officer and President and (ii) in the case of any Original Holder, an illness or other disability (other than a Permanent Mental Disability) which results in any such Original Holder being unable regularly to perform his duties as an employee of the Corporation for a period of 18 months and the termination of any such Original Holder's full-time employment with the Corporation.

                  (s) "Permanent Mental Disability" means a mental illness or other mental disability of a person which results in such person being incapable of understanding and unable regularly to act with discretion in the ordinary affairs of life for a period of at least 90 consecutive days, as determined by a written certification of a qualified medical doctor agreed to by the Corporation and such person or, in the event of such person's incapacity to designate a doctor, such person's legal representative. In the absence of an agreement between the Corporation and such person (or his legal representative), each shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to the disability. The appointment of a guardian or legal conservator for a person shall create a presumption of the Permanent Mental Disability of such person.

                  (t) "Preferential Dividend" means the dividend which will be calculated at the Preferential Dividend Rate and which will accumulate and accrue as provided in subparagraph 1B.

                  (u) "Promissory Note" means a promissory note of the Corporation, such note to bear interest at an annual rate equal to the higher of the prime rate charged by Citibank, N.A. or the rate at which the Corporation is entitled to borrow money from the principal banking institution with which it does business, each as of the Redemption Date or the Subsequent Redemption Date, as the case may be, and such note shall be payable in cash on the next two Subsequent Redemption Payment Dates.

                  (v) "Redeemable Preferred Stock" means any series of redeemable preferred stock of the Corporation which is issued by the Corporation since the issuance of any shares of the Series 1 Preferred Stock, unless the Certificate of Designations fixing the voting power, preferences and relative, participating, optional, dividends and other special rights, and the qualifications, limitations and restrictions of such series of redeemable preferred stock expressly provides otherwise.

                  (w)   "Redemption Date" means:

                        (1) for the purposes of the option granted to an
            Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation, if the date of the notice referred to in subclause (i)(B) is within the six-month period subsequent to the end of the most recent fiscal year; or (ii) the later of (A) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation or (B) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the then current fiscal year, if the date of any notice referred to in this subclause (ii) is within the six-month period prior to the end of the then current fiscal year; or (2) for the purposes of the first sentence of subparagraph 2B, the later of (i) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (ii) the tenth Business Day subsequent to an Original Holder's Date of Termination for Cause; or

                        (3) for the purposes of the second sentence of
            subparagraph 2B, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the third Business Day subsequent to the tenth anniversary of the Exchange Date.

                  (x) "Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date which consists solely of cash, an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock), or a combination thereof.

                  (y) "Redemption Price" means, except as is otherwise provided, an amount equal to twice that of the Book Value per share of Common Equity as of the last day of the fiscal year immediately preceding the Redemption Date or the Subsequent Redemption Date, as the case may be, for such Share minus the Original Discount on such Share. Notwithstanding the foregoing sentence, the Redemption Price for a Share as of a Redemption Date shall be determined by reference to the higher of an amount equal to twice that of the Book Value per share of Common Equity as of the last day of the most recent fiscal year ended or as of the end of the then current fiscal year, if the Redemption Date for such Share is determined pursuant to (w)(1)(ii)(B) of this paragraph 8.

                  (z) "Series 1 Certificate" means that certain Amended Certificate of Designations and Terms of Series 1 Preferred Stock dated April 15, 1986 which was filed with the Secretary of State of the State of Delaware pursuant to Sections 151(g) and 103 of the General Corporation Law of the State of Delaware.

                  (aa) "Series 1 Preferred Stock" means the Series 1 Preferred Stock of the Corporation designated as such pursuant to the Series 1 Certificate.

                  (bb) "Subsequent Redemption Date" means the anniversary date of any Redemption Date upon which at least one-third (1/3) of the Shares issued to an Original Holder are required, pursuant to subparagraph 2B, to be presented and surrendered for redemption.

                  (cc) "Subsequent Redemption Payment" means any redemption payment by the Corporation in cash on Shares for which an Initial
Redemption Payment has been made.

                  (dd) "Subsequent Redemption Payment Date" means, with respect to Shares for which an Initial Redemption Payment has been made, the anniversary date of the Initial Redemption Payment Date therefor.

                  (ee) "Subsidiary" means any corporation at least a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  (ff) "Substantial Transferee Holder" means a Transferee Holder or Transferee Holders of an Original Holder to whom at least 80% of the Shares outstanding at any time have been issued, which Transferee Holder holds, or which Transferee Holders in the aggregate hold, that number of Shares which when subtracted from the number of Shares issued to such an Original Holder which remain outstanding would result in such Original Holder and all other Transferee Holders of such Original Holder collectively no longer owning a majority of Shares outstanding at the time.

                  (gg) "Total Dividend Rate" means 100 percent for each Dividend Year.

                  (hh) "Transferee Holder" means a corporation all the Voting Stock of which is wholly owned by an Original Holder or, in the event of the death of an Original Holder, the estate of an Original Holder, any executor, administrator, legal representative or trustee thereof and any heir, distributee, devisee or legatee thereunder.

                  (ii) "Voting Stock" means any share of stock having general voting power in electing the board of directors, irrespective of whether or not at the time stock of any other class or series has or might have voting power by reason of the happening of any contingency.

      9.    Miscellaneous.

            9A. Determination of Fact. Whenever a determination of fact is required in connection with any provision or provisions of this Certificate of Designations, the Board of Directors shall make such determination and its determination shall be conclusive.

            9B. Headings. The headings of the paragraphs and subparagraphs of this Certificate of Designations are inserted for convenience only and shall not constitute a part hereof.

            9C. Amendments. Whenever, in the joint opinion of the Corporation, as evidenced in the case of the Corporation by a resolution of the Board of Directors, and of the holders of a majority of the outstanding shares of Series I Preferred Stock, it is deemed desirable or advisable to amend or restate this Certificate of Designations to further the purposes of the Corporation in the designation and issuance of the Series I Preferred Stock, all as evidenced by an instrument signed jointly by the Corporation and such stockholders, this Certificate of Designations may be amended or restated, to the extent permitted by law, by the adoption by the Board of Directors of a resolution implementing any such amendment or restatement and by filing a certificate pursuant to the General Corporation Law of the State of Delaware. This Certificate of Designations may also be amended or restated in any other manner permitted under the General Corporation Law of the State of Delaware.

            9D. Validity. The invalidity or unenforceability of any provision or provisions of this Certificate of Designations shall not affect the validity or enforceability of any other provision of this Certificate, which shall remain in full force and effect.

      V. Series II Preferred Stock. The number of shares constituting the Series II Preferred Stock shall be 5,000, which number may from time to time be decreased (but not below the number of shares then outstanding) by the Board of Directors and the voting power, preferences and relative, participating, optional, dividend and other special rights, and the qualifications, limitations and restrictions of the Series II Preferred Stock and the restrictions on the Corporation in connection with the Series II Preferred Stock shall be as follows:

      1.    Dividends.

            1A. General Dividend Obligations. The holders of record of Series II Preferred Stock shall be entitled, equally and ratably, to receive, when and as declared by the Board of Directors out of the surplus, profits or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, Preferential Dividends and Participating Dividends at the times, in the amounts and under the conditions specified in this paragraph 1.

            1B. Preferential Dividends. Preferential Dividends on each share of Series II Preferred Stock ("Share") shall be payable in equal amounts quarterly on the fifteenth day of March, June, September and December (or, if such day is not a Business Day, the immediately succeeding Business Day) ("Preferential Dividend Payment Dates"), commencing on the first such Preferential Dividend Payment Date occurring after the original issuance of the first Share. Preferential Dividends on Shares shall be calculated at the annual rate of $.25 per Share ("Preferential Dividend Rate") and shall be cumulative and shall accrue at the Preferential Dividend Rate from and after the Preferential Dividend Payment Date next preceding the respective dates of issue of such Shares to and including the respective dates on which payment of the Redemption Price of such Shares shall have been made in accordance with paragraph 2 hereof, whether or not such dividends have been declared and whether or not there shall be, at the time Preferential Dividends are calculated or become payable or at any other time, surplus, profits, or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware or under the terms of any agreement to which the Corporation is a party or by which it is bound.

            The Corporation shall not (a) declare or pay any dividends whatsoever upon, (b) make any distribution upon, (c) acquire or redeem, or
(d) permit or cause any Subsidiary to acquire or redeem, any shares of Common Stock of the Corporation ("Common Stock") or any shares of Limited Duration Class B Common Stock ("Class B Common Stock") (where no distinction is to be made between Common Stock and Class B Common Stock, a share of either shall be referred to collectively as "Common Equity") or any shares of any other class or series of stock of the Corporation ranking junior as to dividends or assets to the Series II Preferred Stock ("Junior Stock") unless, in each case, the full cumulative Preferential Dividends (whether or not earned or declared) on all Shares outstanding shall have been paid for all past Dividend Periods and all arrearages, if any, in the payment of the Redemption Price for all Shares which have been presented and surrendered for redemption shall have been paid unless, in any such event, the holders of a majority of the then outstanding Shares shall have consented thereto by affirmative vote at an annual meeting or a special meeting called for that purpose.

            The amount of any Preferential Dividends accrued on any Share at any Preferential Dividend Payment Date shall be deemed to be the amount of any unpaid Preferential Dividends accumulated thereon to and including such Preferential Dividend Payment Date (whether or not earned or declared) and the amount of Preferential Dividends accrued on any Share at any date other than at a Preferential Dividend Payment Date shall be calculated as the amount of any unpaid Preferential Dividends accumulated thereon to and including the last preceding Preferential Dividend Payment Date (whether or not earned or declared) plus an amount calculated on the basis of the Preferential Dividend Rate for the period after such last preceding Preferential Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

            1C. Participating Dividends. Whenever there is a declaration of a dividend upon the Common Equity, there shall also be a declaration of a Participating Dividend upon the Series II Preferred Stock if, at the time of such declaration upon the Common Equity, the Total Dividend Rate multiplied by two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of
(i) any prior payment or payments or dividends upon Common Equity during the Dividend Year per share of Common Equity outstanding at the time of such payment or payments ("Prior Common Equity Dividend Payments") and (ii) the amount of any such declaration of a dividend upon the Common Equity per share of Common Equity outstanding at the time of such declaration ("Common Equity Dividend Declaration"), is greater than the sum of any prior payment or payments of Preferential Dividends upon Series II Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Preferential Dividend Payments") and any prior payment or payments of Participating Dividends upon Series II Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Participating Dividend Payments"). If there shall be a declaration of a Participating Dividend as aforesaid, (a) the amount of such Participating Dividend during any Dividend Year shall be equal to the Total Dividend Rate multiplied by two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of the Prior Common Equity Dividend Payments and the Common Equity Dividend Declaration, minus the sum of the Prior Preferential Dividend Payments and the Prior Participating Dividend Payments; and (b) payment of such Participating Dividend shall be made on the date that payment of the corresponding dividend upon the Common Equity is made.

      2.    Redemption.

            2A. Optional Redemption. Upon (i) the death of an Original Holder, (ii) the Permanent Disability or the Permanent Mental Disability of an Original Holder, (iii) the termination of an Original Holder's full-time employment with the Corporation by the Original Holder for Good Reason or
(iv) termination of an Original Holder's full-time employment with the Corporation by the Corporation without Cause, such Original Holder and all Transferee Holders of such Original Holder shall collectively have the option for a period of twelve months following any such event to present and surrender the certificate or certificates representing all, but not less than all, of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, upon the exercise of such option, the Corporation shall redeem all of the Shares so presented and surrendered; provided, however, that the option granted to an Original Holder and all Transferee Holders of such Original Holder by this subparagraph 2A shall terminate upon the tenth anniversary of the Exchange Date.

            2B. Mandatory Redemption. Upon the termination of an Original Holder's full-time employment with the Corporation for Cause, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing all of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares. In addition, unless subject to redemption pursuant to the immediately preceding sentence, upon the tenth anniversary of the Exchange Date, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing at least one-third (1/3) of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares; provided, however, that on each of the next two Subsequent Redemption Dates, the Original Holder and every Transferee Holder of the Original Holder shall present and surrender, in equal amounts, the certificate or certificates representing the remainder, if any, of their respective Shares and, except as otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares.

            2C. Condition Concurrent with Right of Redemption. Notwithstanding the provisions of subparagraphs 2A and 2B hereof, no Shares shall be redeemed pursuant to the provisions of this Paragraph 2 unless, at the time of the surrender of any of such Shares, the Original Holder thereof (and/or one or more Transferee Holders of such Original Holder, acting in concert) simultaneously therewith surrender(s) to the Corporation for redemption pursuant to the provisions of subparagraph 2A or 2B (whichever shall be applicable) of Paragraph 2 of the Series I Certificate, such number of shares of the Series I Preferred Stock as shall equal the product of the aggregate number of Shares proposed to be redeemed at such time multiplied by the aggregate number of shares of the Series I Preferred Stock then outstanding and held by any Series I Original Holder (and/or any Transferee Holders of such Original Holder) to whom at least 80% of the Series I Preferred Stock outstanding at any time have been issued, divided by the number of Shares then outstanding.

            2D. Notice of Redemption. Each holder of Shares who shall be entitled to, and shall elect to, present and surrender Shares for redemption pursuant to the option granted by subparagraph 2A and each holder of Shares who shall be required to present and surrender Shares for redemption pursuant to subparagraph 2B shall, no less than five days before a Redemption Date or Subsequent Redemption Date, as the case may be, provide the Corporation with written notice containing the name of the Original Holder of the Shares to be redeemed, the number of Shares to be redeemed and the number or numbers of the certificate or certificates representing such Shares, and subject to the limitations in subparagraph 2E, a statement as to the selected manner of payment.

            Each notice to the Corporation contemplated by this subparagraph 2D shall be sent by certified mail, return receipt requested, to the President or the Secretary of the Corporation at the address of the principal executive offices of the Corporation.

            2E. Payment of Unpaid Dividends and the Redemption Price. On each Redemption Date and each Subsequent Redemption Date, the Corporation shall pay, in cash to each holder whose Shares are to be redeemed all accrued and unpaid Preferential Dividends upon such Shares, and all declared and unpaid Participating Dividends upon such Shares as of a record date on or before such Redemption Date or Subsequent Redemption Date; provided, however, that if, on a Redemption Date or a Subsequent Redemption Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of such dividends under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound, each such holder shall receive, pro rata based on the number of such holder's Shares to be redeemed and subject to any identical or substantially similar rights vested in the holders of shares of any other series of redeemable preferred stock of the Corporation having, as to dividends, parity with the Shares, the amount of such dividends for which surplus, profits or other funds of the Corporation are available. Thereafter, any surplus, profits or other funds of the Corporation available for the payment of such dividends shall, subject to any identical or substantially similar obligation imposed upon the Corporation with respect to shares of any other series of redeemable preferred stock of the Corporation having, as to dividends, parity with the Shares, immediately be so used by the Corporation and the Corporation shall not pay the Redemption Price on any Shares unless and until all of such dividends upon all redeemed Shares, and upon all redeemed shares of any series of redeemable preferred stock of the Corporation having, as to dividends, parity with the Shares, shall have been paid.

            On a Redemption Date or a Subsequent Redemption Date, in addition to the Preferential Dividends and Participating Dividends which the Corporation is required to pay as aforesaid, the Corporation shall also pay to each holder who presents and surrenders the certificate or certificates representing those of his Shares which are to be redeemed an amount equal to the number of such holder's Shares which are to be redeemed multiplied by the Redemption Price and such amount shall, subject to the limitation in this subparagraph 2E, be paid 100% in cash, or 100% in shares of Common Equity of equivalent value equally divided between shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock of equivalent value), or 100% by a Promissory Note, or any combination of the foregoing in the proportions specified by the holder of Shares to be redeemed; provided, however, that the Corporation shall not be required to pay an amount in cash in excess of one-third (1/3) of the Aggregate Redemption Price in any fiscal year and, in the event that the number of Shares presented and surrendered for payment in cash exceeds such amount, the holder or holders presenting and surrendering such Shares shall receive a Promissory Note for such excess; provided further, however, that if, on any Redemption Date or Subsequent Redemption Date (a) the Corporation does not have an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities or blue sky laws covering the issuance of shares of Common Equity in payment for Shares to be redeemed and, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity for such payment is not exempt under the 1933 Act and any applicable state securities or blue sky laws or (b) if, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity in payment for Shares to be redeemed would constitute a violation of
Section 7 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Regulations of the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act, a holder of Shares to be redeemed shall only be entitled to payment in cash and a Promissory Note and provided further, however, that (a) if, in any fiscal year of any Redemption Date or Subsequent Redemption Date, or any Subsequent Redemption Payment Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of any Redemption Payment, Initial Redemption Payment or any Subsequent Redemption Payment, respectively, as herein provided, or any redemption payment, initial redemption payment or subsequent redemption payment in respect of shares of the Series I Preferred Stock, under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound or (b) if, in the case of any Redemption Payment or Initial Redemption Payment which, pursuant to subparagraph 2A or subparagraph 2B, would be due and payable in any fiscal year or in the case of any Subsequent Redemption Payment which is due and payable in any fiscal year or, if, in the case of any required redemption payment or initial redemption payment in respect of shares of the Series I Preferred Stock which, pursuant to subparagraph 2A or subparagraph 2B of the Series I Certificate, would be due and payable in any fiscal year or in the case of any subsequent redemption payment in respect of shares of the Series I Preferred Stock which is due and payable in any fiscal year, the aggregate of all such payments would exceed 40% of the post-tax profits of the Corporation for the next preceding fiscal year, then each holder shall receive pro-rata based on the number of such holder's Shares to be redeemed or which have been redeemed, as the case may be, and subject to any identical or substantially similar rights vested in the holders of shares of the Series I Preferred Stock, the amount of the Redemption Payment, Initial Redemption Payment or Subsequent Redemption Payment, as the case may be, for which funds of the Corporation are available as provided in subclauses (a) and (b) of this proviso and, in the case of Shares for which a Redemption Payment or an Initial Redemption Payment was to have been made, the holders of such Shares shall be entitled to retain such Shares until such Shares would otherwise be required to be presented and surrendered for redemption and there is sufficient surplus, profits or other funds of the Corporation available for the Redemption Payment or the Initial Redemption Payment therefor and, in the case of any Shares which have been redeemed, any part of the Subsequent Redemption Payment remaining unpaid shall be added to the Subsequent Redemption Payment due and payable on the next succeeding Subsequent Redemption Payment Date.

            If a holder of Shares specifies payment of any Redemption Payment or Initial Redemption Payment, whether in whole or in part, in shares of Common Equity, such payment shall be made in an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock) which are authorized but unissued or are held in the treasury of the Corporation or any combination thereof. The value of a share of Common Equity as of a particular date shall be deemed to be the closing sale price (or if no closing sales price is available for such date, the average of the closing bid and asked prices) for a share of Common Stock on the Business Day next preceding such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the shares of Common Stock are not listed on NASDAQ, the average of such closing bid and asked prices as reported by the National Quotation Bureau, Inc. ("NQB"), or if such closing sale or closing bid and asked prices are not available from the NQB, the value as determined by a member of the New York Stock Exchange selected by the Board of Directors.

            2F. Dividends After Redemption Date or Subsequent Redemption Date. Each Share which a holder has elected to present and surrender for redemption pursuant to the option granted by subparagraph 2A shall not, after the Redemption Date or the Subsequent Redemption Date therefor, be entitled to any Preferential Dividends accrued after such Redemption Date or Subsequent Redemption Date, or any Participating Dividends declared as of a record date after such Redemption Date or Subsequent Redemption Date, and on such Redemption Date or Subsequent Redemption Date all rights of a holder of such Share, as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive any Preferential Dividends accrued upon such Share up to and including such Redemption Date or Subsequent Redemption Date, any Participating Dividends declared upon such Share as of a record date on or before such Redemption Date or Subsequent Redemption Date and the Redemption Price of such Share upon presentation and surrender of the certificate representing such Share, and such Share shall not, after such Redemption Date or Subsequent Redemption Date, be deemed to be outstanding; provided, however, that if the Corporation does not, upon presentation and surrender of a certificate representing a Share, pay all of such accrued and unpaid Preferential Dividends upon, all of such declared and unpaid Participating Dividends upon, and the Redemption Price for, such Share on the Redemption Date or the Subsequent Redemption Date, as the case may be, the rights of a holder of such Share as a stockholder of the Corporation by reason of the ownership of such Share shall not cease and such Share shall be deemed outstanding, until the Corporation shall pay all of such dividends upon, and the Redemption Price for, such Share.

            2G.   Adjustment of the Redemption Price.

                  (a) If, at any time, during the period from the commencement of the Corporation's fiscal year ending December 31, 1982 through and including the last day of the Corporation's fiscal year immediately preceding a Redemption Date or any Subsequent Redemption Date, as the case may be, the Corporation engages in any Transfers at Other than Book Value, for the purpose of calculating the Redemption Price of any Share to be redeemed as of such Redemption Date or such Subsequent Redemption Date, the Book Value per share of Common Equity as of such Redemption Date or Subsequent Redemption Date shall be deemed to be the following:

                              (i)  the book value per share of Common Equity
as it would have been as of the last day of the fiscal year immediately preceding such Redemption Date or Subsequent Redemption Date, as the case may be (such last day of the fiscal year immediately preceding such Redemption Date or Subsequent Redemption Date being hereinafter referred to as the "Computation Date"), had there been during the period from the commencement of the Corporation's fiscal year ending December 31, 1982, through and including the Computation Date, no transfer of any amount from Common Stockholders' Equity to Additional Capital applicable to Series 1, Series 2, Series I and Series II Preferred Stock multiplied by (x) one, if the Computation Date is prior to the Distribution Record Date, or (y) two, if the Computation Date is after the Distribution Record Date; plus

                              (ii) (A) the difference between (1) the book
value per share of Common Equity as it would have been as of the Computation Date: (a) had each share of Common Equity transferred during the period from the commencement of the Corporation's fiscal year ending December 31, 1982 through and including the Computation Date (such period being hereinafter referred to as the "Computation Period") pursuant to a Transfer at Other than Book Value, been transferred for an amount equal to the book value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the fiscal year immediately preceding the occurrence of such Transfer at Other than Book Value, (b) had there been no tax benefit to the Corporation for dividends paid by the Corporation during the Computation Period in respect of shares of Common Equity originally acquired during the Computation Period by an employee of the Corporation (or any Subsidiary) under any stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation (to the extent such tax benefit results from the treatment of such dividends as a deduction for the Corporation in the computation of its tax liabilities), and (c) had there been during the Computation Period no Capital Account Adjustments nor any Reversals of Prior Capital Account Adjustments on the accounting books and records of the Corporation in respect of shares of Common Equity issued by the Corporation during the Computation Period; and (2) the book value per share of Common Equity as of the Computation Date, as derived from the Audited Consolidated Balance Sheet as of such date, multiplied by,

                                    (B)  two times, if the Computation Date
is after the Distribution Record Date, or one times, if the Computation Date is before the Distribution Record Date, the sum of one, plus a fraction, (1) the numerator of which is the aggregate number of shares of the Series I Preferred Stock outstanding on the Computation Date which were, as of such date, held by any Series I Original Holder (and/or any Series I Transferee Holders of such Series I Original Holder) Preferred Stock outstanding at any time have been issued, and (2) the denominator of which is the aggregate number of Shares outstanding on the Computation Date; minus,

                              (iii)  two times, if the Computation Date is
after the Distribution Record Date, or one times, if the Computation Date is before the Distribution Date, the product of (A) a fraction, (1) the numerator of which is the aggregate number of shares of the Series I Preferred Stock outstanding on the Computation Date which were, as of such date, held by any Series I Original Holder (and/or any Series I Transferee Holders of such Series I Original Holder), and (2) the denominator of which is the aggregate number of Shares outstanding on the Computation Date, multiplied by,

                                    (B)  the difference between (1) the book
value per share of Common Equity as it would have been as of the Computation Date had each share of Common Equity transferred to the Corporation at any time during the Computation Period pursuant to a Transfer Requiring Adjustment under the Series I Certificate, been transferred to the Corporation for an amount equal to the book value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the fiscal year immediately preceding the occurrence of the Transfer Requiring Adjustment under the Series I Certificate pursuant to which such share of Common Equity was transferred to the Corporation, and (2) the book value per share of Common Equity as of the Computation Date, as derived from the Audited Consolidated Balance
Sheet as of such date.

                  (b) In addition to the foregoing, if there are (i) changes in the number of shares of Common Equity outstanding as a result of
(A) stock dividends, splits, combinations or exchanges of shares of Common Equity, (B) issuances of shares of Common Equity in acquisitions, (C) merger, consolidation or reorganization or (D) any other like or similar items or events or (ii) any effects on the Common Stockholders' Equity as a result of (A) any of the foregoing, (B) changes in the accounting policies of the Corporation, (C) any unusual and extraordinary items or events or
(D) the issuance of securities of a class not heretofore issued by the Corporation, for the purpose of calculating the Redemption Price of any Share issued prior to any such change or effect only, the Book Value per share of Common Equity as of a Redemption Date or Subsequent Redemption Date may be adjusted to such an extent and in such manner as the Board of Directors or a duly designated committee thereof shall, in its sole discretion, determine is necessary to preserve the benefit of the redemption provisions of this paragraph 2 for the holders of Series II Preferred Stock and the Corporation.

            2H. Status of Redeemed Shares. Upon the redemption of any Shares, the Corporation shall, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, as now or hereafter in effect, cause the number of authorized shares of Series II Preferred Stock to be decreased by the number of Shares redeemed and the Corporation shall not thereafter issue any of such Shares or any other shares of Preferred Stock as shares of Series II Preferred Stock.

      3.    Liquidation.

            3A. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series II Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount of cash equal to $1.00 per Share ("Liquidation Preference") plus all accrued and unpaid Preferential Dividends, before any distribution or payment is made upon any Common Equity or any other Junior Stock of the Corporation, but subject to the prior rights of the holders of shares of other series of Preferred Stock which are by their terms expressly made senior as to liquidation preferences to the Series II Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation should not be sufficient to permit payment to the holders of Series II Preferred Stock of the amount which they are entitled to be paid as aforesaid and the holders of any other series of Preferred Stock ranking equally as to liquidation preferences to the Series II Preferred Stock of the amount to which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among them.

            3B. Liquidation Participation. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series II Preferred Stock shall have been paid in full the Liquidation Preference and the accrued and unpaid Preferential Dividends and the holders of any other series of Preferred Stock have been paid their liquidation preferences and any accrued and unpaid preferential dividends, the holders of the Series II Preferred Stock and the holders of any other series of Preferred Stock shall not be entitled to any further payment unless and until the holders of Common Equity shall have received out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), for each share of Common Stock, an amount in cash equal to one-half (which number shall be equitably and automatically adjusted following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds (but in an inverse manner) to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) of the Liquidation Preference; but if, after the holders of Common Equity shall have been paid in full such amount, the value of the remainder of the assets of the Corporation available for distribution to its stockholders per share of Common Equity, Series I Preferred Stock, Series II Preferred Stock and any other series of Preferred Stock entitled to a liquidation participation is greater than the Original Discount for a share of Series II Preferred Stock, the holder of any such share of Series II Preferred Stock shall be entitled to receive a liquidation participation such that the aggregate liquidation payment for each share of Series II Preferred Stock is equal to the difference between the aggregate of two (which number shall be equitably and automatically adjusted following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the liquidation payment for each share of Common Equity and the Original Discount at which the share of Series II Preferred Stock was issued.

            3C. Events Not Deemed a Liquidation, Dissolution or Winding Up. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale, lease, exchange or other disposition by the Corporation of all or any part of its property or assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 3.

      4.    Voting.

            4A. General Right to Vote. The holders of Series II Preferred Stock shall be entitled to eleven (which corresponds to the total number of votes entitled to be cast by a holder of one share of Common Stock and one share of Class B Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of one share of Common Stock and one share of Class B Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record and, together with the holders of any other series of Preferred Stock who shall have the right and power to vote generally with the holders of Common Equity, shall, together with the holders of Common Equity, all voting as a single class, possess voting power for the election of directors and for all other purposes, except as is otherwise provided in this Certificate of Designations or the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto. The foregoing notwithstanding, on and subsequent to the Conversion Date, the holders of Series II Preferred Stock shall be entitled to two (which corresponds to the total number of votes entitled to be cast by a holder of two shares of Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of two shares of Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record.

            4B. Restrictions on Voting Rights. Upon the earliest of (i) the tenth anniversary of the Exchange Date, (ii) the death of an Original Holder or (iii) the Permanent Mental Disability of an Original Holder, the voting rights which such Original Holder and any Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of the Shares held by such Original Holder or such Transferee Holder, shall terminate; provided, however, that if such rights terminate as a result of clauses (i), (ii) or (iii) above and if the Corporation has issued a Promissory Note under subparagraph 2D, then, if the Corporation subsequently defaults in its obligations thereunder, from and after such default such voting rights shall be reinstated for such period of time as the Corporation is in default of such obligations.

            In the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by an Original Holder or a Transferee Holder, whether under the Federal Bankruptcy Code or any other applicable federal or state law, the voting rights which such Original Holder or such Transferee Holder or a Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holder or Transferee Holder, shall terminate.

      5. Restrictions on Disposition of Shares. An Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of his Shares, or an interest in his Shares, to a Transferee Holder of the Original Holder or the Corporation; and a Transferee Holder of an Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of Shares, or an interest in Shares, received from an Original Holder or a Transferee Holder to another Transferee Holder of such Original Holder or the Corporation.

      6. Restrictions on Changes. In addition to any other approvals or consents required by the General Corporation Law of the State of Delaware or other applicable law, the Corporation shall not, without the consent of the holders of record of a majority of the Shares outstanding, given in person or by proxy, either in writing without a meeting or by affirmative vote at an annual meeting or a special meeting called for that purpose at which the holders of the Shares outstanding shall be entitled to vote as a separate class, (a) create, authorize or issue (i) any shares of any class or series of stock of the Corporation ranking senior as to dividends or assets or otherwise to the Series II Preferred Stock ("Senior Stock") or
(ii) any shares of any class or series of stock of the Corporation ranking on a parity as to dividends or assets or otherwise to the Series II Preferred Stock ("Parity Stock"), (b) reclassify any authorized stock of the Corporation into any shares of Senior Stock or Parity Stock, (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock, or (d) amend, alter, supplement or repeal any of the provisions of the Restated Certificate of Incorporation or of any certificate (including this Certificate of Designations) amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges given by this Certificate of Designations to the Series II Preferred Stock.

      7. Successors and Assigns. The provisions of this Certificate of Designations shall be binding upon all successors and assigns of an Original Holder, including, without limitation, a Transferee Holder and any receiver, interim trustee or trustee in bankruptcy or representative of creditors of an Original Holder or a Transferee Holder.

      8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                  (a) "Additional Capital applicable to Series I and Series II Preferred Stock" means the Additional Capital applicable to Redeemable Preferred Stock, as such term is defined in (a) of paragraph 8 of the Series I Certificate, plus the Additional Capital applicable to Series II Preferred Stock, as such term is defined in (b) of paragraph 8 of this Certificate of Designations.

                  (b) "Additional Capital applicable to Series II Preferred Stock" as of a particular date means the amount thereof as derived from an Audited Consolidated Balance Sheet as of such date.

                  (c) "Aggregate Redemption Price" means for the purpose of the calculation required by subparagraph 2E, the number of Shares issued to an Original Holder, whether or not outstanding, multiplied by the Redemption Price as of a Redemption Date or a Subsequent Redemption Date, as the case may be.

                  (d) "Audited Consolidated Balance Sheet" as of a particular date means the audited consolidated balance sheet of the Corporation and its Subsidiaries (all the financial information on which has been computed in accordance with generally accepted accounting principles by the regular independent auditors of the Corporation) as of the last day of the applicable fiscal year.

                  (e) "Book Value per share of Common Equity" means as of a particular date two times the sum of the book value per share of Common Equity plus the cumulative amount per share of Common Equity transferred from Common Stockholders' Equity to Additional Capital applicable to Series 2 Preferred Stock or Series II Preferred Stock since their respective issuances and as of such date as derived from an Audited Consolidated Balance Sheet as of such date.

                  (f) "Business Day" means any day which is not a Saturday or a Sunday or a day on which the banks are closed for business in New York, New York.

                  (g) "Capital Account Adjustment" means any change in one or more of the various component accounts of the Common Stockholders' Equity, or in one or more contra accounts thereto, as reflected on the accounting books and records of the Corporation, which affects Common Stockholders' Equity in such a manner as to cause either an increase or decrease therein and which results from:

                        (1) the periodic amortization of the difference, if
            any, between the value (as determined in accordance with the provisions of the last sentence of subparagraph 2E of this Certificate of Designations) on the date of issuance, and the purchase price upon issuance, of shares of Common Equity issued by the Corporation to one or more of its employees (or to one or more employees of any Subsidiary) under a stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation; or

                        (2) the lapse of all contractual restrictions,
            and/or all restrictions imposed by virtue of the terms of any stock purchase or stock option plan of the Corporation, upon the free alienability of any shares of Common Equity acquired under any such plan or pursuant to exercise of an option granted thereunder.

                  (h) "Cause" shall have the meaning set forth in Section 22 of the Agreement, made as of February 9, 1984, between the Corporation and Edward H. Meyer (as amended).

                  (i) "Common Stockholders' Equity" as of a particular date means the common stockholders' equity as derived from the Audited
Consolidated Balance Sheet as of such date.

                  (j) "Conversion Date" means the date upon which all outstanding shares of Class B Common Stock automatically convert into shares of Common Stock pursuant to subparagraph III.(D)(9) of the paragraph entitled "Common Stock and Class B Common Stock" in Article Fourth of the Corporation's Restated Certificate of Incorporation.

                  (k)   "Distribution Record Date" means April 3, 1986.

                  (l) "Dividend Period" means the quarterly period ending on a Preferential Dividend Payment Date.

                  (m) "Dividend Year" means the period from March 16 in one year to March 15 in the succeeding year commencing with the March 16 immediately preceding the Exchange Date.

                  (n) "Exchange Date" means the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware.

                  (o)   "Good Reason" means:

                        (1) a change in control of the Corporation, which
            shall be conclusively deemed to have occurred if any of the following shall have taken place: (i) a change in control of a nature that would be required to be reported in response to
            Item 5(f) of Schedule 14A of Regulation 14A under the 1934 Act, unless such change in control results in control by the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof;
            (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
            Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years commencing after the date of this Certificate of Designations, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or

                        (2) any assignment to the Original Holder of any duties other than those contemplated by, or a limitation of the powers of an Original Holder not contemplated by, the relevant provisions of his employment agreement with the Corporation, if any; or

                        (3) any removal of the Original Holder from, or any
            failure to re-elect the Original Holder to, any of the positions which he may hold by virtue of his employment agreement with the Corporation, if any, except in connection with his Disability (as defined in any such employment agreement) or with the termination of his full-time employment with the Corporation for Cause; or

                        (4) a reduction in the Original Holder's rate of compensation not agreed to in writing by him; or

                        (5) a failure by the Corporation to comply with any
            of the provisions of the Original Holder's employment agreement with the Corporation, if any, concerning his compensation, pension, life insurance, disability rights or vacations; or

                        (6) failure by the Corporation to require any
            successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Original Holder, expressly to assume and agree to perform the Original Holder's employment agreement, if any, in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place; or

                        (7) failure by the Corporation to offer to continue
            to employ the Original Holder following expiration of his employment agreement with the Corporation in the same positions as those held by him immediately prior to such expiration and on terms at least as favorable to the Original Holder as the terms set forth in his employment agreement.

                  (p) "Initial Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date, which consists, at least in part, of a Promissory Note.

                  (q) "Original Discount" for a share of Series II Preferred Stock means the discount from the Book Value per share of Common Equity as of the last day of the then current fiscal year or of the next preceding fiscal year, whichever is nearer the date on which an Original Holder purchased such share or, if applicable, the date on which an Original Holder purchased from the Corporation the share of Series 2 Preferred Stock in exchange for which such share of Series II Preferred Stock was issued, pursuant to that certain Book Value Preferred Stock Plan dated as of April 2, 1981, as amended on May 20, 1982 and as subsequently amended on June 13, 1983, and as such plan may, from time to time, be further amended or supplemented in accordance with its terms (the "Plan").

                  (r) "Original Holder" means a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any Shares or, if applicable, any shares of Series 2 Preferred Stock in exchange for which Shares have been issued, have been sold pursuant to the Plan.

                  (s) "Participating Dividend" means the dividend which, subject to the conditions in subparagraph 1C, the Corporation is required to declare on Shares whenever a dividend is declared on shares of Common Equity.

                  (t) "Permanent Disability" means in the case of any Original Holder, an illness or other disability (other than a Permanent Mental Disability) which results in any such Original Holder being unable regularly to perform his duties as an employee of the Corporation, in the capacities in which such Original Holder performed such duties prior to the onset of such illness or other disability (other than a Permanent Mental Disability), for a period of 18 months and the termination of any such Original Holder's full-time employment with the Corporation.

                  (u) "Permanent Mental Disability" means a mental illness or other mental disability of a person which results in such person being incapable of understanding and unable regularly to act with discretion in the ordinary affairs of life for a period of at least 90 consecutive days, as determined by a written certification of a qualified medical doctor agreed to by the Corporation and such person or, in the event of such person's incapacity to designate a doctor, such person's legal representative. In the absence of an agreement between the Corporation and such person (or his legal representative), each shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to the disability. The appointment of a guardian or legal conservator for a person shall create a presumption of the Permanent Mental Disability of such person.

                  (v) "Preferential Dividend" means the dividend which will be calculated at the Preferential Dividend Rate and which will accumulate and accrue as provided in subparagraph 1B.

                  (w) "Promissory Note" means a promissory note of the Corporation, such note to bear interest at an annual rate equal to the higher of the prime rate charged by Citibank, N.A. or the rate at which the Corporation is entitled to borrow money from the principal banking institution with which it does business, each as of the Redemption Date or the Subsequent Redemption Date, as the case may be, and such note shall be payable in cash on the next two Subsequent Redemption Payment Dates.

                  (x)   "Redemption Date" means,

                        (1) for the purposes of the option granted to an
            Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation, if the date of the notice referred to in subclause (i)(B) is within the six-month period subsequent to the end of the most recent fiscal year; or (ii) the later of (A) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation or (B) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the then current fiscal year, if the date of any notice referred to in this subclause (ii) is within the six-month period prior to the end of the then current fiscal year; or

                        (2) for the purposes of the first sentence of
            subparagraph 2B, the later of (i) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (ii) the tenth Business Day subsequent to an Original Holder's Date of Termination for Cause, if applicable; or

                        (3) for the purposes of the second sentence of
            subparagraph 2B, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the third Business Day subsequent to the tenth anniversary of the Exchange Date; or

                        (4) for the purpose of preparing annual or periodic
            financial statements of the Corporation and its Subsidiaries for presentation in any of the Corporation's annual reports to its stockholders or to the Securities and Exchange Commission, and for no other purpose (including, but not limited to, the redemption of one or more Shares), the first day of the fiscal year or period succeeding the fiscal year or period to which such financial statements are required.

                  (y) "Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date which consists solely of cash, an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock), or a combination thereof.

                  (z) "Redemption Price" for a Share means, except as is otherwise provided below, the Book Value per share of Common Equity as of the last day of the fiscal year immediately preceding the Redemption Date or the Subsequent Redemption Date, as the case may be, for such Share minus the Original Discount on such Share. Notwithstanding the foregoing, the Redemption Price for a Share as of a Redemption Date shall be determined by reference to the higher of the Book Value per share of Common Equity as of the last day of the most recent fiscal year ended or as of the end of the then current fiscal year, if the Redemption Date for such Share is determined pursuant to (x)(1)(ii)(B) of this paragraph 8.

                  (aa) "Reversal of Prior Capital Account Adjustment" means any change in one or more of the various component accounts of the Common Stockholder's Equity, or in one or more contra accounts thereto, as reflected on the accounting books and records of the Corporation, which affects Common Stockholders' Equity in such a manner as to cause either an increase or a decrease therein and which results from the complete or partial reversal on the accounting books and records of the Corporation of one or more prior Capital Account Adjustments, as a consequence of either:

                        (1) the repurchase by the Corporation, at a price
            less than the value (as determined in accordance with the provisions of the last sentence of subparagraph 2E of this Certificate of Designations) on the date of such repurchase, of shares of Common Equity previously issued by the Corporation to one or more employees (or to one or more employees of any Subsidiary) under any stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation at a price less than the value (determined as aforesaid) thereof on the date of such previous issuance; or

                        (2) the lapse of all contractual restrictions,
            and/or all restrictions imposed by virtue of the terms of any stock purchase or stock option plan of the Corporation, upon the free alienability of any shares of Common Equity acquired under any such plan or pursuant to exercise of an option granted thereunder.

                  (bb) "Series I Certificate" means that Certificate of Designations of Series I Preferred Stock dated April 7, 1994 which was filed with the Secretary of State of the State of Delaware pursuant to Sections 151(g) and 103 of the General Corporation Law of the State of Delaware.

                  (cc) "Series I Original Holder" means a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any shares of Series I Preferred Stock have been sold under the Plan or issued in exchange for shares of Series 1 Preferred Stock that were sold to such person under the Plan.

                  (dd) "Series I Preferred Stock" means the Series I Preferred Stock of the Corporation designated as such pursuant to the Series I Certificate.

                  (ee) "Series I Transferee Holder of a Series I Original Holder" means a corporation all the Voting Stock of which is wholly owned by a Series I Original Holder or, in the event of the death of a Series I Original Holder, the estate of such Series I Original Holder, any executor, administrator or trustee thereof and any heir, distributee, devisee or legatee thereunder.

                  (ff) "Series 2 Certificate" means that certain Amended Certificate of Designations and Terms of Series 2 Preferred Stock dated April 15, 1986 which was filed with the Secretary of State of the State of Delaware pursuant to Sections 151(g) and 103 of the General Corporation Law of the State of Delaware.

                  (gg) "Series 2 Preferred Stock" means the Series 2 Preferred Stock of the Corporation designated as such pursuant to the Series 2 Certificate.

                  (hh) "Subsequent Redemption Date" means the anniversary date of any Redemption Date upon which at least one-third (1/3) of the Shares issued to an Original Holder are required, pursuant to subparagraph 2B, to be presented and surrendered for redemption.

                  (ii) "Subsequent Redemption Payment" means any redemption payment by the Corporation in cash, Promissory Notes or shares of Common Equity for which an Initial Redemption Payment has been made.

                  (jj) "Subsequent Redemption Payment Date" means, with respect to Shares for which an Initial Redemption Payment has been made, the anniversary date of the Initial Redemption Payment Date therefor.

                  (kk) "Subsidiary" means any corporation at least a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  (ll)  "Total Dividend Rate" means 100% for each Dividend
Year.

                  (mm) "Transfer Requiring Adjustment under the Series I Certificate" means any purchase of shares of Common Equity which falls within the category of purchases described in the first sentence of subparagraph 2F of the Series I Certificate.

                  (nn) "Transferee Holder" means a corporation all the Voting Stock of which is wholly owned by an Original Holder or, in the event of the death of an Original Holder, the estate of an Original Holder, any executor, administrator, legal representative or trustee thereof and any heir, distributee, devisee or legatee thereunder.

                  (oo) "Transfer at Other than Book Value" means any purchase or other acquisition by the Corporation, and any issuance, sale, transfer or other disposition by the Corporation, of its Common Equity at a price per share which is either in excess of, or below, the book value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the fiscal year immediately preceding such purchase or other acquisition, or such issuance, sale, transfer or other disposition, as the case may be, and shall include, but shall not be limited to, any transfer by the Corporation of its Common Equity to one or more tax-qualified employee stock ownership plans of the Corporation in respect of contributions made by the Corporation to such employee stock ownership plan(s). Notwithstanding the foregoing, for purposes of determining whether a transfer effected on or subsequent to the Distribution Record Date and on or prior to December 31, 1986 is a transfer at other than Book Value, and for purposes of valuation of such transfer, book value per share of Common Equity shall be one-half of the book value per share of Common Equity at December 31, 1985.

                  (pp) "Voting Stock" means any share of stock having general voting power in electing the board of directors, irrespective of whether or not at the time stock of any other class or series has or might have voting power by reason of the happening of any contingency.

      9.    Miscellaneous.

            9A. Determination of Fact. Whenever a determination of fact is required in connection with any provision or provisions of this Certificate of Designations, the Board of Directors shall make such determination and its determination shall be conclusive.

            9B. Headings. The headings of the paragraphs and subparagraphs of this Certificate of Designations are inserted for convenience only and shall not constitute a part hereof.

            9C. Amendments. Whenever, in the joint opinion of the Corporation, as evidenced in the case of the Corporation by a resolution of the Board of Directors, and of the holders of a majority of the outstanding shares of Series II Preferred Stock, it is deemed desirable or advisable to amend or restate this Certificate of Designations to further the purposes of the Corporation in the designation and issuance of the Series II Preferred Stock, all as evidenced by an instrument signed jointly by the Corporation and such stockholders, this Certificate of Designations may be amended or restated, to the extent permitted by law and with the consent in writing of the holders of a majority of the shares of the Series I Preferred Stock then outstanding, by the adoption by the Board of Directors of a resolution implementing any such amendment or restatement and by filing a Certificate pursuant to the General Corporation Law of the State of Delaware. This Certificate of Designations may also be amended or restated in any other manner permitted under the General Corporation Law of the State of Delaware.

            9D. Validity. The invalidity or unenforceability of any provision or provisions of this Certificate of Designations shall not affect the validity or enforceability of any other provision of this Certificate, which shall remain in full force and effect.

      VI. Series III Preferred Stock. The number of shares constituting the Series III Preferred Stock shall be 5,000, which number may from time to time be decreased (but not below the number then outstanding) by the Board of Directors and the voting power, preferences and relative, participating, optional, dividend and other special rights, and the qualifications, limitations and restrictions of the Series III Preferred Stock and the restrictions on the Corporation in connection with the Series III Preferred Stock shall be as follows:

      1.    Dividends.

            1A. General Dividend Obligations. The holders of record of Series III Preferred Stock shall be entitled, equally and ratably, to receive, when and as declared by the Board of Directors out of the surplus, profits or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, Preferential Dividends and Participating Dividends at the times, in the amounts and under the conditions specified in this paragraph 1.

            1B. Preferential Dividends. Preferential Dividends on each share of Series III Preferred Stock ("Share") shall be payable in equal amounts quarterly on the fifteenth day of March, June, September and December (or, if such day is not a Business Day, the immediately succeeding Business Day) ("Preferential Dividend Payment Dates"), commencing on the first such Preferential Dividend Payment Date occurring after the original issuance of the first Share. Preferential Dividends on Shares shall be calculated at the annual rate of $.25 per Share ("Preferential Dividend Rate") and shall be cumulative and shall accrue at the Preferential Dividend Rate from and after the Preferential Dividend Payment Date next preceding the respective dates of issue of such Shares to and including the respective dates on which payment of the Redemption Price of such Shares shall have been made in accordance with paragraph 2 hereof, whether or not such dividends have been declared and whether or not there shall be, at the time Preferential Dividends are calculated or become payable or at any other time, surplus, profits, or other funds of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware or under the terms of any agreement to which the Corporation is a party or by which it is bound.

            The Corporation shall not (a) declare or pay any dividends whatsoever upon, (b) make any distribution upon, (c) acquire or redeem, or
(d) permit or cause any Subsidiary to acquire or redeem, any shares of Common Stock of the Corporation ("Common Stock") or any shares of Limited Duration Class B Common Stock ("Class B Common Stock") (where no distinction is to be made between Common Stock and Class B Common Stock, a share of either shall be referred to collectively as "Common Equity") or any shares of any other class or series of stock of the Corporation ranking junior as to dividends or assets to the Series III Preferred Stock ("Junior Stock") unless, in each case, the full cumulative Preferential Dividends (whether or not earned or declared) on all Shares outstanding shall have been paid for all past Dividend Periods and all arrearages, if any, in the payment of the Redemption Price for all Shares which have been presented and surrendered for redemption shall have been paid unless, in any such event, the holders of a majority of the then outstanding Shares shall have consented thereto by affirmative vote at an annual meeting or a special meeting called for that purpose.

            The amount of any Preferential Dividends accrued on any Share at any Preferential Dividend Payment Date shall be deemed to be the amount of any unpaid Preferential Dividends accumulated thereon to and including such Preferential Dividend Payment Date (whether or not earned or declared) and the amount of Preferential Dividends accrued on any Share at any date other than at a Preferential Dividend Payment Date shall be calculated as the amount of any unpaid Preferential Dividends accumulated thereon to and including the last preceding Preferential Dividend Payment Date (whether or not earned or declared) plus an amount calculated on the basis of the Preferential Dividend Rate for the period after such last preceding Preferential Dividend Payment Date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months.

            1C. Participating Dividends. Whenever there is a declaration of a dividend upon the Common Equity, there shall also be a declaration of a Participating Dividend upon the Series III Preferred Stock if, at the time of such declaration upon the Common Equity, the Total Dividend Rate multiplied by two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of
(i) any prior payment or payments or dividends upon Common Equity during the Dividend Year per share of Common Equity outstanding at the time of such payment or payments ("Prior Common Equity Dividend Payments") and (ii) the amount of any such declaration of a dividend upon the Common Equity per share of Common Equity outstanding at the time of such declaration ("Common Equity Dividend Declaration"), is greater than the sum of any prior payment or payments of Preferential Dividends upon Series III Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Preferential Dividend Payments") and any prior payment or payments of Participating Dividends upon Series III Preferred Stock during the Dividend Year per Share outstanding at the time of such payment or payments ("Prior Participating Dividend Payments"). If there shall be a declaration of a Participating Dividend as aforesaid, (a) the amount of such Participating Dividend during any Dividend Year shall be equal to the Total Dividend Rate multiplied by four (which number shall be adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the sum of the Prior Common Equity Dividend Payments and the Common Equity Dividend Declaration, minus the sum of the Prior Preferential Dividend Payments and the Prior Participating Dividend Payments; and (b) payment of such Participating Dividend shall be made on the date that payment of the corresponding dividend upon the Common Equity is made.

      2.    Redemption.

            2A. Optional Redemption. Upon (i) the death of an Original Holder, (ii) the Permanent Disability or the Permanent Mental Disability of an Original Holder, (iii) the termination of an Original Holder's full-time employment with the Corporation by the Original Holder for Good Reason or
(iv) termination of an Original Holder's full-time employment with the Corporation by the Corporation without Cause, such Original Holder and all Transferee Holders of such Original Holder shall collectively have the option for a period of twelve months following any such event to present and surrender the certificate or certificates representing all, but not less than all, of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, upon the exercise of such option, the Corporation shall redeem all of the Shares so presented and surrendered; provided, however, that the option granted to an Original Holder and all Transferee Holders of such Original Holder by this subparagraph 2A shall terminate upon the tenth anniversary of the Exchange Date.

            2B. Mandatory Redemption. Upon the termination of an Original Holder's full-time employment with the Corporation for Cause, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing all of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares. In addition, unless subject to redemption pursuant to the immediately preceding sentence, upon the tenth anniversary of the Exchange Date, the Original Holder and every Transferee Holder of the Original Holder shall, on the Redemption Date, present and surrender the certificate or certificates representing at least one-third (1/3) of their respective Shares duly endorsed in blank or accompanied by an appropriate form of assignment and, except as is otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares; provided, however, that on each of the next two Subsequent Redemption Dates, the Original Holder and every Transferee Holder of the Original Holder shall present and surrender, in equal amounts, the certificate or certificates representing the remainder, if any, of their respective Shares and, except as otherwise provided by subparagraph 2E hereof, the Corporation shall redeem all of such Shares.

            2C. Condition Concurrent with Right of Redemption. Notwithstanding the provisions of subparagraphs 2A and 2B hereof, no Shares shall be redeemed pursuant to the provisions of this paragraph 2 unless, at the time of the surrender of any of such Shares, the Original Holder thereof (and/or one or more Transferee Holders of such Original Holder, acting in concert) simultaneously therewith surrenders to the Corporation for redemption pursuant to the provisions of subparagraph 2A or 2B (whichever shall be applicable) of paragraph 2 of the Series I Certificate and subparagraph 2A or 2B (whichever shall be applicable) of Paragraph 2 of the Series II Certificate (i) such number of shares of the Series I Preferred Stock as shall equal the product of the aggregate number of Shares proposed to be redeemed at such time multiplied by the aggregate number of shares of the Series I Preferred Stock then outstanding and held by any Original Holder of shares of Series I Preferred Stock (and/or any Transferee Holders of such Original Holder) to whom at least 80% of the Series I Preferred Stock outstanding at any time have been issued, divided by the number of Shares then outstanding and (ii) such number of shares of the Series II Preferred Stock as shall equal the product of the aggregate number of Shares proposed to be redeemed at such time multiplied by the aggregate number of shares of the Series II Preferred Stock then outstanding and held by any Original Holder of shares of Series II Preferred Stock (and/or any Transferee Holders of such Original Holder) divided by the number of Shares then outstanding.

            2D. Notice of Redemption. Each holder of Shares who shall be entitled to, and shall elect to, present and surrender Shares for redemption pursuant to the option granted by subparagraph 2A and each holder of Shares who shall be required to present and surrender Shares for redemption pursuant to subparagraph 2B shall, no less than five days before a Redemption Date or Subsequent Redemption Date, as the case may be, provide the Corporation with written notice containing the name of the Original Holder of the Shares to be redeemed, the number of Shares to be redeemed and the number or numbers of the certificate or certificates representing such shares, and subject to the limitations in subparagraph 2E, a statement as to the selected manner of payment.

            Each notice to the Corporation contemplated by this subparagraph 2D shall be sent by certified mail, return receipt requested, to the President and the Secretary of the Corporation at the address of the principal executive offices of the Corporation.

            2E. Payment of Unpaid Dividends and the Redemption Price. On each Redemption Date and each Subsequent Redemption Date, the Corporation shall pay, in cash to each holder whose Shares are to be redeemed all accrued and unpaid Preferential Dividends upon such Shares, and all declared and unpaid Participating Dividends upon such Shares as of a record date on or before such Redemption Date or Subsequent Redemption Date; provided, however, that if, on a Redemption Date or a Subsequent Redemption Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of such dividends under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound, each such holder shall receive, pro rata based on the number of such holder's Shares to be redeemed and subject to any identical or substantially similar rights vested in the holders of shares of any other series of redeemable preferred stock of the Corporation having, as to the dividends, parity with the Shares, the amount of such dividends for which surplus, profits or other funds of the Corporation are available. Thereafter, any surplus, profits or other funds of the Corporation available for the payment of such dividends shall, subject to any identical or substantially similar obligation imposed upon the Corporation with respect to shares of any other series of Redeemable Preferred Stock of the Corporation having, as to dividends, parity with the Shares, immediately be so used by the Corporation and the Corporation shall not pay the Redemption Price on any Shares unless and until all of such dividends upon all redeemed Shares, and upon all redeemed shares of any series of Redeemable Preferred Stock of the Corporation having, as to dividends, parity with the Shares, shall have been paid.

            On a Redemption Date or a Subsequent Redemption Date, in addition to the Preferential Dividends and Participating Dividends which the Corporation is required to pay as aforesaid, the Corporation shall also pay to each holder who presents and surrenders the certificate or certificates representing those of his Shares which are to be redeemed an amount equal to the number of such holder's Shares which are to be redeemed multiplied by the Redemption Price and such amount shall, subject to the limitation in this subparagraph 2E, be paid 100% in cash, or 100% in shares of Common Equity of equivalent value equally divided between shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock of equivalent value), or 100% by a Promissory Note, or any combination of the foregoing in the proportions specified by the holder of Shares to be redeemed; provided, however, that the Corporation shall not be required to pay an amount in cash in excess of one-third (1/3) of the Aggregate Redemption Price in any fiscal year and, in the event that the number of Shares presented and surrendered for payment in cash exceeds such amount, the holder or holders presenting and surrendering such Shares shall receive a Promissory Note for such excess; provided, further, however, that if, on any Redemption Date or Subsequent Redemption Date (a) the Corporation does not have an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities or blue sky laws covering the issuance of shares of Common Equity in payment for Shares to be redeemed and, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity for such payment is not exempt under the 1933 Act and any applicable state securities or blue sky laws or (b) if, in the opinion of counsel to the Corporation, the issuance of shares of Common Equity in payment for Shares to be redeemed would constitute a violation of
Section 7 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the Regulations of the Board of Governors of the Federal Reserve System under Section 7 of the 1934 Act, a holder of Shares to be redeemed shall only be entitled to payment in cash and a Promissory Note; and provided further, however, that (a) if, in any fiscal year of any Redemption Date or Subsequent Redemption Date, or any Subsequent Redemption Payment Date, there should be insufficient surplus, profits or other funds of the Corporation available for the payment of any Redemption Payment, Initial Redemption Payment or any Subsequent Redemption Payment, respectively, as herein provided, or any redemption payment, initial redemption payment or subsequent redemption payment in respect of shares of the Series I Preferred Stock or Series II Preferred Stock, under the General Corporation Law of the State of Delaware or due to the terms of any agreement to which the Corporation is a party or by which it is bound or
(b) if, in the case of any Redemption Payment or Initial Redemption Payment which, pursuant to subparagraph 2A or subparagraph 2B, would be due and payable in any fiscal year or in the case of any Subsequent Redemption Payment which is due and payable in any fiscal year or, if, in the case of any required redemption payment or initial redemption payment in respect of shares of the Series I Preferred Stock or Series II Preferred Stock which, pursuant to subparagraph 2A or subparagraph 2B of the Series I Certificate or Series II Certificate, would be due and payable in any fiscal year or in the case of any subsequent redemption payment in respect of shares of the Series I Preferred Stock or Series II Preferred Stock, respectively, which is due and payable in any fiscal year, the aggregate of all such payments would exceed 40% of the post-tax profits of the Corporation for the next preceding fiscal year, then each holder shall receive pro-rata based on the number of such holder's Shares to be redeemed or which have been redeemed, as the case may be, and subject to any identical or substantially similar rights vested in the holders of shares of the Series I Preferred Stock and the Series II Preferred Stock, the amount of the Redemption Payment, Initial Redemption Payment or Subsequent Redemption Payment, as the case may be, for which funds of the Corporation are available as provided in subclauses (a) and (b) of this proviso and, in the case of Shares for which a Redemption Payment or an Initial Redemption Payment was to have been made, the holders of such Shares shall be entitled to retain such Shares until such Shares would otherwise be required to be presented and surrendered for redemption and there is sufficient surplus, profits or other funds of the Corporation available for the Redemption Payment or the Initial Redemption Payment therefor and, in the case of any Shares which have been redeemed, any part of the Subsequent Redemption Payment remaining unpaid shall be added to the Subsequent Redemption Payment due and payable on the next succeeding Subsequent Redemption Payment Date.

            If a holder of Shares specifies payment of any Redemption Payment or Initial Redemption Payment, whether in whole or in part, in shares of Common Equity, such payment shall be made in an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock) which are authorized but unissued or are held in the treasury of the Corporation or any combination thereof. The value of a share of Common Equity as of a particular date shall be deemed to be the closing sale price (or if no closing sales price is available for such date, the average of the closing bid and asked prices) for a share of Common Stock on the Business Day next preceding such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the shares of Common Stock are not listed on NASDAQ, the average of such closing bid and asked prices as reported by the National Quotation Bureau, Inc. ("NQB"), or if such closing sale or closing bid and asked prices are not available from the NQB, the value as determined by a member of the New York Stock Exchange selected by the Board of Directors.

            2F. Dividends After Redemption Date or Subsequent Redemption Date. Each Share which a holder has elected to present and surrender for redemption pursuant to the option granted by subparagraph 2A shall not, after the Redemption Date or the Subsequent Redemption Date therefor, be entitled to any Preferential Dividends accrued after such Redemption Date or Subsequent Redemption Date, or any Participating Dividends declared as of a record date after such Redemption Date or Subsequent Redemption Date, and on such Redemption Date or Subsequent Redemption Date all rights of a holder of such Share, as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive any Preferential Dividends accrued upon such Share up to and including such Redemption Date or Subsequent Redemption Date, any Participating Dividends declared upon such Share as of a record date on or before such Redemption Date or Subsequent Redemption Date and the Redemption Price of such Share upon presentation and surrender of the certificate representing such Share, and such Share shall not, after such Redemption Date or Subsequent Redemption Date, be deemed to be outstanding; provided, however, that if the Corporation does not, upon presentation and surrender of a certificate representing a Share, pay all of such accrued and unpaid Preferential Dividends upon, all of such declared and unpaid Participating Dividends upon, and the Redemption Price for, such Share on the Redemption Date or the Subsequent Redemption Date, as the case may be, the rights of a holder of such Share as a stockholder of the Corporation by reason of the ownership of such Share shall not cease and such Share shall be deemed outstanding, until the Corporation shall pay all of such dividends upon, and the Redemption Price for, such Share.

            2G.   Adjustment of the Redemption Price.

                  (a) If, at any time, during the period from the commencement of the Corporation's fiscal year ending December 31, 1983 through and including the last day of the Corporation's fiscal year immediately preceding a Redemption Date or any Subsequent Redemption Date, as the case may be, the Corporation engages in any Transfers at Other than Book Value, for the purpose of calculating the Redemption Price of any Share to be redeemed as of such Redemption Date or such Subsequent Redemption Date, the Book Value per share of Common Equity as of such Redemption Date or Subsequent Redemption Date shall be deemed to be the following:

                              (i)  the book value per share of Common Equity
as it would have been as of the last day of the fiscal year immediately preceding such Redemption Date or Subsequent Redemption Date, as the case may be (such last day of the fiscal year immediately preceding such Redemption Date or Subsequent Redemption Date being hereinafter referred to as the "Computation Date"), had there been during the period from the commencement of the Corporation's fiscal year ending December 31, 1983, through and including the Computation Date, no transfer of any amount from Common Stockholders' Equity to Additional Capital applicable to Redeemable Preferred Stock multiplied by (x) one, if the Computation Date is prior to the Distribution Record Date, or (y) two, if the Computation Date is after the Distribution Record Date; plus

                              (ii)  two times, if the Computation Date is
after the Distribution Record Date, or one times, if the Computation Date is before the Distribution Record Date, the difference between (1) the book value per share of Common Equity as it would have been as of the Computation Date: (a) had each share of Common Equity transferred during the period from the commencement of the Corporation's fiscal year ending December 31, 1983 through and including the Computation Date (such period being hereinafter referred to as the "Computation Period") pursuant to a Transfer at Other than Book Value, been transferred for an amount equal to the book value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the fiscal year immediately preceding the occurrence of such Transfer at Other than Book Value, (b) had there been no tax benefit to the Corporation for dividends paid by the Corporation during the Computation Period in respect of shares of Common Equity originally acquired during the Computation Period by an employee of the Corporation (or any Subsidiary) under any stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation (to the extent such tax benefit results from the treatment of such dividends as a deduction for the Corporation in the computation of its tax liability), and (c) had there been during the Computation Period no Capital Account Adjustments nor any Reversals of Prior Capital Account Adjustments on the accounting books and records of the Corporation in respect of shares of Common Equity issued by the Corporation during the Computation Period; and (2) the book value per share of Common Equity as of the Computation Date, as derived from the Audited Consolidated Balance Sheet as of such date.

                  (b) In addition to the foregoing, if there are (i) changes in the number of shares of Common Equity outstanding as a result of
(A) stock dividends, splits, combinations or exchanges of shares of Common Equity, (B) issuances of shares of Common Equity in acquisitions, (C) merger, consolidation or reorganization or (D) any other like or similar items or events or (ii) any effects on the Common Stockholders' Equity as a result of (A) any of the foregoing, (B) changes in the accounting policies of the Corporation, (C) any unusual and extraordinary items or events or
(D) the issuance of securities of a class not heretofore issued by the Corporation, for the purpose of calculating the Redemption Price of any Share issued prior to any such change or effect only, the Book Value per share of Common Equity as of a Redemption Date or Subsequent Redemption Date may be adjusted to such an extent and in such manner as the Board of Directors or a duly designated committee thereof shall, in its sole discretion, determine is necessary to preserve the benefit of the redemption provisions of this paragraph 2 for the holders of Series III Preferred Stock and the Corporation.

            2H. Status of Redeemed Shares. Upon the redemption of any Shares, the Corporation shall, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, as now or hereafter in effect, cause the number of authorized shares of Series III Preferred Stock to be decreased by the number of Shares redeemed and the Corporation shall not thereafter issue any of such Shares or any other shares of Preferred Stock as shares of Series III Preferred Stock.

      3.    Liquidation.

            3A. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series III Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount of cash equal to $1.00 per Share ("Liquidation Preference") plus all accrued and unpaid Preferential Dividends, before any distribution or payment is made upon any Common Equity or any other Junior Stock of the Corporation, but subject to the prior rights of the holders of shares of other series of Preferred Stock which are by their terms expressly made senior as to liquidation preferences to the Series III Preferred Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation should not be sufficient to permit payment to the holders of Series III Preferred Stock of the amount which they are entitled to be paid as aforesaid and the holders of any other series of Preferred Stock ranking equally as to liquidation preferences to the Series III Preferred Stock of the amount to which they are entitled to be paid, then the entire assets of the Corporation to be distributed to such holders shall be distributed ratably among them.

            3B. Liquidation Participation. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of the Series III Preferred Stock shall have been paid in full the Liquidation Preference and the accrued and unpaid Preferential Dividends and the holders of any other series of Preferred Stock have been paid their liquidation preferences and any accrued and unpaid preferential dividends, the holders of the Series III Preferred Stock and the holders of any other series of Preferred Stock shall not be entitled to any further payment unless and until the holders of Common Equity shall have received out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), for each share of Common Stock, an amount in cash equal to one-half (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds (but in an inverse manner) to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) of the Liquidation Preference; but if, after the holders of Common Equity shall have been paid in full such amount, the value of the remainder of the assets of the Corporation available for distribution to its stockholders per share of Common Equity, Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock and any other series of Preferred Stock entitled to a liquidation participation is greater than the Original Discount for a share of Series III Preferred Stock, the holder of any such share of Series III Preferred Stock shall be entitled to receive a liquidation participation such that the aggregate liquidation payment for each share of Series III Preferred Stock is equal to the difference between the aggregate of two (which number shall be equitably and automatically adjusted, following the payment of any dividend with respect to the Common Equity in additional shares of Common Equity, in a manner which corresponds in a direct manner to the relative increase in the number of outstanding shares of Common Equity as a result of the stock dividend) times the liquidation payment for each share of Common Equity and the Original Discount at which the share of Series III Preferred Stock was issued.

            3C. Events Not Deemed a Liquidation, Dissolution or Winding Up. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale, lease, exchange or other disposition by the Corporation of all or any part of its property or assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 3.

      4.    Voting.

            4A. General Right to Vote. The holders of Series III Preferred Stock shall be entitled to eleven (which corresponds to the total number of votes entitled to be cast by a holder of one share of Common Stock and one share of Class B Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of one share of Common Stock and one share of Class B Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record and, together with the holders of any other series of Preferred Stock who shall have the right and power to vote generally with the holders of Common Equity, shall, together with the holders of Common Equity, all voting as a single class, possess voting power for the election of directors and for all other purposes, except as is otherwise provided in this Certificate of Designations or the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto. The foregoing notwithstanding, on and subsequent to the Conversion Date, the holders of Series III Preferred Stock shall be entitled to two (which corresponds to the total number of votes entitled to be cast by a holder of two shares of Common Stock and which number shall be automatically increased should the Company pay a dividend on its Common Equity in additional shares of Common Equity by the number of additional votes which such a holder of two shares of Common Stock would be entitled to cast as a result of the stock dividend or any future stock dividends) votes for each Share held of record.

            4B. Restrictions on Voting Rights. Upon the earliest of (i) the tenth anniversary of the Exchange Date, (ii) the death of an Original Holder or (iii) the Permanent Mental Disability of an Original Holder, the voting rights which such Original Holder and any Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of the Shares held by such Original Holder or such Transferee Holder, shall terminate; provided, however, that if such rights terminate as a result of clauses (i), (ii) or (iii) above and if the Corporation has issued a Promissory Note under subparagraph 2D, then, if the Corporation subsequently defaults in its obligations thereunder, from and after such default such voting rights shall be reinstated for such period of time as the Corporation is in default of such obligations.

            In the event of the commencement of an involuntary receivership, liquidation, reorganization or similar proceeding against an Original Holder or a Transferee Holder, whether under the pertinent federal or state bankruptcy or insolvency laws or any other applicable federal or state law, and the appointment of a receiver, interim trustee, trustee or similar official of such Original Holder or Transferee Holder or in the event of the commencement of a voluntary receivership, liquidation, reorganization or similar proceeding by an Original Holder or a Transferee Holder, whether under the pertinent federal or state bankruptcy or insolvency laws or any other applicable federal or state law, the voting rights which such Original Holder or such Transferee Holder or a Transferee Holder of such Original Holder would otherwise have, whether pursuant to this Certificate of Designations, the Restated Certificate of Incorporation or any certificate amendatory thereof or supplemental thereto, by virtue of Shares held by any such Original Holder or Transferee Holder, shall terminate.

      5. Restrictions on Disposition of Shares. An Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of his Shares, or an interest in his Shares, to a Transferee Holder of the Original Holder or the Corporation; and a Transferee Holder of an Original Holder shall only be entitled to assign, pledge, transfer or otherwise dispose of Shares, or an interest in Shares, received from an Original Holder or a Transferee Holder to another Transferee Holder of such Original Holder or the Corporation.

      6. Restrictions on Changes. In addition to any other approvals or consents required by the General Corporation Law of the State of Delaware or other applicable law, the Corporation shall not, without the consent of the holders of record of a majority of the Shares outstanding, given in person or by proxy, either in writing without a meeting or by affirmative vote at an annual meeting or a special meeting called for that purpose at which the holders of the Shares outstanding shall be entitled to vote as a separate class, (a) create, authorize or issue (i) any shares of any class or series of stock of the Corporation ranking senior as to dividends or assets or otherwise to the Series III Preferred Stock ("Senior Stock") or
(ii) any shares of any class or series of stock of the Corporation ranking on a parity as to dividends or assets or otherwise to the Series III Preferred Stock ("Parity Stock"), (b) reclassify any authorized stock of the Corporation into any shares of Senior Stock or Parity Stock, (c) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock, or (d) amend, alter, supplement or repeal any of the provisions of the Restated Certificate of Incorporation or of any certificate (including this Certificate of Designations) amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges given by this Certificate of Designations to the Series III Preferred Stock.

      7. Successors and Assigns. The provisions of this Certificate of Designations shall be binding upon all successors and assigns of an Original Holder, including, without limitation, a Transferee Holder and any receiver, interim trustee or trustee in bankruptcy or representative of creditors or an Original Holder or a Transferee Holder.

      8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                  (a) "Additional Capital applicable to Redeemable Preferred Stock" as of a particular date means the amount thereof as derived from the Audited Consolidated Balance Sheet as of such date.

                  (b) "Aggregate Redemption Price" means for the purpose of the calculation required by subparagraph 2E, the number of Shares issued to an Original Holder, whether or not outstanding, multiplied by the Redemption Price as of a Redemption Date or a Subsequent Redemption Date, as the case may be.

                  (c) "Audited Consolidated Balance Sheet" as of a particular date means the audited consolidated balance sheet of the Corporation and its Subsidiaries (all the financial information on which has been computed in accordance with generally accepted accounting principles by the regular independent auditors of the Corporation) as of the last day of the applicable fiscal year.

                  (d) Unless otherwise required by subparagraph 2G(a) hereof, "Book Value per share of Common Equity" means as of a particular date two times the sum of the book value per share of Common Equity plus the cumulative amount per share of Common Equity transferred from Common Stockholders' Equity to Additional Capital applicable to Redeemable Preferred Stock since the issuance of any shares of any series of capital stock of the Corporation in exchange for which such Redeemable Preferred Stock was issued and as of such date as derived from an Audited Consolidated Balance Sheet as of such date.

                  (e) "Business Day" means any day which is not a Saturday or a Sunday or a day on which the banks are closed for business in New York, New York.

                  (f) "Capital Account Adjustment" means any change in one or more of the various component accounts of the Common Stockholders' Equity, or in one or more contra accounts thereto, as reflected on the accounting books and records of the Corporation, which affects Common Stockholders' Equity in such a manner as to cause either an increase or decrease therein and which results from:

                        (1) the periodic amortization of the difference, if
            any, between the value (as determined in accordance with the provisions of the last sentence of subparagraph 2E of this Certificate of Designations) on the date of issuance, and the sales price upon issuance, of shares of Common Equity issued by the Corporation to one or more of its employees (or to one or more employees of any Subsidiary) under a stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation; or

                        (2) the lapse of all contractual restrictions,
            and/or all restrictions imposed by virtue of the terms of any stock purchase or stock option plan of the Corporation, upon the free alienability of any shares of Common Equity acquired under any such plan or pursuant to exercise of an option granted thereunder.

                  (g) "Cause" shall have the meaning set forth in Section 22 of the Agreement, made as of February 9, 1984, between the Corporation and Edward H. Meyer (as amended).

                  (h) "Common Stockholders' Equity" as of a particular date means the common stockholders' equity as derived from the Audited
Consolidated Balance Sheet as of such date.

                  (i) "Conversion Date" means the date upon which all outstanding shares of Class B Common Stock automatically convert into shares of Common Stock pursuant to subparagraph III.(D)(9) of the paragraph entitled "Common Stock and Class B Common Stock" in Article Fourth of the Corporation's Restated Certificate of Incorporation.

                  (j) "Date of Termination" means the date of termination of an Original Holder's full-time employment with the Corporation.

                  (k)   "Distribution Record Date" means April 3, 1986.

                  (l) "Dividend Period" means the quarterly period ending on a Preferential Dividend Payment Date.

                  (m) "Dividend Year" means the period from March 15 in one year to March 14 in the succeeding year commencing with the March 15 immediately preceding the Exchange Date.

                  (n) "Exchange Date" means the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware.

                  (o)   "Good Reason" means:

                        (1) a change in control of the Corporation, which
            shall be conclusively deemed to have occurred if any of the following shall have taken place: (i) a change in control of a nature that would be required to be reported in response to
            Item 5(f) of Schedule 14A of Regulation 14A under the 1934 Act, unless such change in control results in control by the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof;
            (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), other than the Original Holder, his designee(s) or "affiliate(s)" (as defined in Rule 12b-2 under the 1934 Act) or any combination thereof, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
            Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities; or (iii) during any period of two (2) consecutive years commencing after the date of this Certificate of Designations, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period; or

                        (2) any assignment to the Original Holder of any
            duties other than those contemplated by, or a limitation of the powers of an Original Holder not contemplated by, the relevant provisions of his employment agreement with the Corporation, if any; or

                        (3) any removal of the Original Holder from, or any
            failure to re-elect the Original Holder to, any of the positions which he may hold by virtue of his employment agreement with the Corporation, if any, except in connection with his Disability (as defined in any such employment agreement) or with the termination of his full-time employment with the Corporation for Cause; or

                        (4) a reduction in the Original Holder's rate of compensation not agreed to in writing by him; or

                        (5) a failure by the Corporation to comply with any
            of the provisions of the Original Holder's employment agreement with the Corporation, if any, concerning his compensation, pension, life insurance, disability rights or vacations; or

                        (6) failure by the Corporation to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance satisfactory to the Original Holder, expressly to assume and agree to perform the Original Holder's employment agreement, if any, in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place; or

                        (7) failure by the Corporation to offer to continue
            to employ the Original Holder following expiration of his employment agreement with the Corporation in the same positions as those held by him immediately prior to such expiration and on terms at least as favorable to the Original Holder as the terms set forth in his employment agreement.

                  (p) "Initial Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date, which consists, at least in part, of a Promissory Note.

                  (q) "Original Discount" for a share of Series III Preferred Stock means the discount from the Book Value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the then current fiscal year or of the next preceding fiscal year, whichever is nearer the date on which an Original Holder purchased such share or, if applicable, the date on which an Original Holder purchased from the Corporation the share of Series 3 Preferred Stock in exchange for which such share of Series III Preferred Stock was issued pursuant to that certain Book Value Preferred Stock Plan dated as of April 2, 1981, as amended on May 20, 1982 and as subsequently amended on June 13, 1983, and as such plan may, from time to time, be further amended or supplemented in accordance with its terms (the "Plan").

                  (r) "Original Holder" means, with respect to shares of Series III Preferred Stock, a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any Shares or, if applicable, any shares of Series 3 Preferred Stock in exchange for which Shares have been issued, have been sold pursuant to the Plan, and, with respect to shares of any other series of Redeemable Preferred Stock, a senior executive officer (whether or not a member of the Board of Directors) of the Corporation or any Subsidiary to whom any shares of such series of Redeemable Preferred Stock (or of any shares exchanged therefor) have been sold pursuant to the Plan.

                  (s) "Participating Dividend" means the dividend which, subject to the conditions in subparagraph 1C, the Corporation is required to declare on Shares whenever a dividend is declared on shares of Common Equity.

                  (t) "Permanent Disability" means in the case of any Original Holder, an illness or other disability (other than a Permanent Mental Disability) which results in any such Original Holder being unable regularly to perform his duties as an employee of the Corporation, in the capacities in which such Original Holder performed such duties prior to the onset of such illness or other disability (other than a Permanent Mental Disability), for a period of 18 months and the termination of any such Original Holder's full-time employment with the Corporation.

                  (u) "Permanent Mental Disability" means a mental illness or other mental disability of a person which results in such person being incapable of understanding and unable regularly to act with discretion in the ordinary affairs of life for a period of at least 90 consecutive days, as determined by a written certification of a qualified medical doctor agreed to by the Corporation and such person or, in the event of such person's incapacity to designate a doctor, such person's legal representative. In the absence of an agreement between the Corporation and such person (or his legal representative), each shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to the disability. The appointment of a guardian or legal conservator for a person shall create a presumption of the Permanent Mental Disability of such person.

                  (v) "Preferential Dividend" means the dividend which will be calculated at the Preferential Dividend Rate and which will accumulate and accrue as provided in subparagraph 1B.

                  (w) "Promissory Note" means a promissory note of the Corporation, such note to bear interest at an annual rate equal to the higher of the prime rate charged by Citibank, N.A. or the rate at which the Corporation is entitled to borrow money from the principal banking institution with which it does business, each as of the Redemption Date or the Subsequent Redemption Date, as the case may be, and such note shall be payable in cash on the next two Subsequent Redemption Payment Dates.

                  (x) "Redeemable Preferred Stock" means any series of redeemable preferred stock of the Corporation which is issued by the Corporation pursuant to the Plan since the issuance of any Shares of the Series 3 Preferred Stock, unless the Certificate of Designations and Terms fixing the voting power, preferences and relative, participating, options, dividends and other special rights, and the qualifications, limitations and restrictions of such series of redeemable preferred stock expressly provides otherwise.

                  (y)   "Redemption Date" means:

                        (1) for the purposes of the option granted to an
            Original Holder and all Transferee Holders of such Original Holder by subparagraph 2A, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation, if the date of the notice referred to in subclause (i)(B) is within the six-month period subsequent to the end of the most recent fiscal year; or (ii) the later of (A) the date on which an Original Holder and all Transferee Holders of such Original Holder collectively intend to exercise such option as evidenced by their provision of notice to the Corporation or (B) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the then current fiscal year, if the date of any notice referred to in this subclause (ii) is within the six-month period prior to the end of the then current fiscal year; or

                        (2) for the purposes of the first sentence of
            subparagraph 2B, the later of (i) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (ii) the tenth Business Day subsequent to an Original Holder's Date of Termination for Cause, if applicable; or

                        (3) for the purposes of the second sentence of
            subparagraph 2B, (i) the later of (A) the third Business Day subsequent to the date on which the Audited Consolidated Balance Sheet is available for the most recent fiscal year ended or (B) the third Business Day subsequent to the tenth anniversary of the Exchange Date; or

                        (4) for the purpose of preparing annual or periodic
            financial statements of the Corporation and its Subsidiaries for presentation in any of the Corporation's annual or periodic reports to its stockholders or to the Securities and Exchange Commission, and for no other purpose (including, but not limited to, the redemption of one or more Shares), the first day of the fiscal year or period succeeding the fiscal year or period to which such financial statements relate.

                  (z) "Redemption Payment" means any redemption payment by the Corporation on a Redemption Date or a Subsequent Redemption Date which consists solely of cash, an equal number of shares of Common Stock and shares of Class B Common Stock (or, subsequent to the Conversion Date, 100% in shares of Common Stock), or a combination thereof.

                  (aa) "Redemption Price" for a Share means, except as is otherwise provided below, the Book Value per share of Common Equity as of the last day of the fiscal year immediately preceding the Redemption Date or the Subsequent Redemption Date, as the case may be, for such Share minus the Original Discount on such Share. Notwithstanding the foregoing, the Redemption Price for a Share as of a Redemption Date shall be determined by reference to the higher of the Book Value per share of Common Equity as of the last day of the most recent fiscal year ended or as of the end of the then current fiscal year, if the Redemption Date for such Share is determined pursuant to (y)(1)(ii)(B) of this paragraph 8.

                  (bb) "Reversal of Prior Capital Account Adjustment" means any change in one or more of the various component accounts of the Common Stockholder's Equity, or in one or more contra accounts thereto, as reflected on the accounting books and records of the Corporation, which affects Common Stockholders' Equity in such a manner as to cause either an increase or a decrease therein and which results from the complete or partial reversal on the accounting books and records of the Corporation of one or more prior Capital Account Adjustments, as a consequence of either:

                        (1) the repurchase by the Corporation, at a price
            less than the value (as determined in accordance with the provisions of the last sentence of subparagraph 2E of this Certificate of Designations) on the date of such repurchase, of shares of Common Equity previously issued by the Corporation to one or more employees (or to one or more employees of any Subsidiary) under any stock purchase plan of the Corporation or upon exercise of an option granted under any stock option plan of the Corporation at a price less than the value (determined as aforesaid) thereof on the date of such previous issuance; or

                        (2) the lapse of all contractual restrictions,
            and/or all restrictions imposed by virtue of the terms of any stock purchase or stock option plan of the Corporation, upon the free alienability of any shares of Common Equity acquired under any such plan or pursuant to exercise of an option granted thereunder.

                  (cc) "Series I Certificate" and "Series II Certificate" mean the Certificate of Designations of Series I Preferred Stock, dated April 7, 1994, and the Certificate of Designations of Series II Preferred Stock, dated April 7, 1994, respectively, which were filed with the Secretary of State of the State of Delaware pursuant to Sections 151(g) and 103 of the General Corporation Law of the State of Delaware.

                  (dd) "Series I Preferred Stock" and "Series II Preferred Stock" mean the Series I Preferred Stock and the Series II Preferred Stock of the Corporation designated as such pursuant to the Series I Certificate and the Series II Certificate, respectively.

                  (ee) "Series 3 Certificate" means that certain Amended Certificate of Designations and Terms of Series 3 Preferred Stock dated April 15, 1986 which was filed with the Secretary of State of the State of Delaware pursuant to Sections 151(g) and 103 of the General Corporation Law of the State of Delaware.

                  (ff) "Series 3 Preferred Stock" means the Series 3 Preferred Stock of the Corporation designated as such pursuant to the Series 3 Certificate.

                  (gg) "Subsequent Redemption Date" means the Anniversary date of any Redemption Date upon which at least one-third (1/3) of the Shares issued to an Original Holder are required, pursuant to subparagraph 2B, to be presented and surrendered for redemption.

                  (hh) "Subsequent Redemption Payment" means any redemption payment by the Corporation in cash, Promissory Notes or shares of Common Equity for which an Initial Redemption Payment has been made.

                  (ii) "Subsequent Redemption Payment Date" means, with respect to Shares for which an Initial Redemption Payment has been made, the anniversary date of the Initial Redemption Payment Date therefor.

                  (jj) "Subsidiary" means any corporation at least a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  (kk)  "Total Dividend Rate" means 100% for each Dividend
Year.

                  (ll) "Transferee Holder" means a corporation all the Voting Stock of which is wholly owned by an Original Holder or, in the event of the death of an Original Holder, the estate of an Original Holder, any executor, administrator, legal representative or trustee thereof and any heir, distributee, devisee or legatee thereunder.

                  (mm) "Transfer at Other than Book Value" means any purchase or other acquisition by the Corporation, and any issuance, sale, transfer or other disposition by the Corporation, of its Common Equity at a price per share which is either in excess of, or below, the book value per share of Common Equity as derived from the Audited Consolidated Balance Sheet as of the last day of the fiscal year immediately preceding such purchase or other acquisition, or such issuance, sale, transfer or other disposition, as the case may be, and shall include, but shall not be limited to, any transfer by the Corporation of its Common Equity to one or more tax-qualified employee stock ownership plans of the Corporation in respect of contributions made by the Corporation to such employee stock ownership plan(s). Notwithstanding the foregoing, for purposes of determining whether a transfer effected on or subsequent to the Distribution Record Date and on or prior to December 31, 1986 is a transfer at other than Book Value, for purposes of valuation of such transfer, book value per share of Common Equity shall be one-half of the book value per share of Common Equity at December 31, 1985.

                  (nn) "Voting Stock" means any share of stock having general voting power in electing the Board of Directors, irrespective of whether or not at the time stock of any other class or series has or might have voting power by reason of the happening of any contingency.

      9.    Miscellaneous.

            9A. Determination of Fact. Whenever a determination of fact is required in connection with any provision or provisions of this Certificate of Designations, the Board of Directors shall make such determination and its determination shall be conclusive.

            9B. Headings. The headings of the paragraphs and subparagraphs of this Certificate of Designations are inserted for convenience only and shall not constitute a part hereof.

            9C. Amendments. Whenever, in the joint opinion of the Corporation, as evidenced in the case of the Corporation by a resolution of the Board of Directors, and of the holder of a majority of the outstanding shares of Series III Preferred Stock, it is deemed desirable or advisable to amend or restate this Certificate of Designations to further the purposes of the Corporation in the designation and issuance of the Series III Preferred Stock, all as evidenced by an instrument signed jointly by the Corporation and such stockholders, this Certificate of Designations may be amended or restated, to the extent permitted by law and with the consent in writing of the holder of a majority of the shares of the Series I Preferred Stock and Series II Preferred Stock then outstanding, by the adoption by the Board of Directors of a resolution implementing any such amendment or restatement and by filing a Certificate pursuant to the General Corporation Law of the State of Delaware. This Certificate of Designations may also be amended or restated in any other manner permitted under the General Corporation Law of the State of Delaware.

            9D. Validity. The invalidity or unenforceability of any provision or provisions of this Certificate of Designations shall not affect the validity or enforceability of any other provision of this Certificate, which shall remain in full force and effect.

B.    Common Stock and Class B Common Stock

      I. Subject to the provisions of law, the preferences of the Preferred Stock and section III.(C) herein, dividends may be paid on the Common Stock and Class B Common Stock of the Company at such time and in such amounts as the Board of Directors may deem advisable.

      II. The Board of Directors of the Company is authorized to effect the elimination of shares of its Common Stock or Class B Common Stock purchased or otherwise reacquired by the Company from the authorized capital stock or number of shares of the Company in the manner provided for in the General Corporation Law of Delaware.

      III. (A) The powers, preferences and rights of the Common Stock and Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of Incorporation.

            (B) At each annual or special meeting of stockholders, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Company and each holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his name on the stock transfer records of the Company. Except as set forth below, all actions submitted to a vote of stockholders shall be voted on by the holders of Common Stock and Class B Common Stock (as well as the holders of any series of Preferred Stock entitled to vote thereon) voting together as a single class. The holders of Common Stock and Class B Common Stock shall vote separately as classes with respect to amendments to this Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and with respect to such other matters as may require class votes under the General Corporation Law of Delaware. The holders of all outstanding shares of capital stock of the Company entitled to vote shall vote together as a single class upon any proposal to authorize additional shares of Common Stock or Class B Common Stock.

            (C) If and when dividends on the Common Stock and Class B Common Stock are declared payable from time to time by the Board of Directors from funds legally available therefor, whether payable in cash, in property or in shares of stock of the Company, the holders of Common Stock and the holders of Class B Common Stock shall be entitled to share equally, share for share, in such dividends, except that, if dividends are declared that are payable in shares of Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock. If the Company shall in any manner subdivide or combine the outstanding shares of Common Stock or Class B Common Stock, the outstanding shares of the other such class of stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock or Class B Common Stock, as the case may be, have been subdivided or combined.

            (D) (1) The holder of each outstanding share of Class B Common Stock shall have the right at any time, or from time to time, at such holder's option to convert such share into one fully paid and nonassessable share of Common Stock, on and subject to the terms and conditions hereinafter set forth.

                  (2) In order to exercise his conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate representing such shares during usual business hours at any office or agency of the Company maintained for the transfer of Common Stock and Class B Common Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. If so required by the Company, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable on such conversion shall be deemed to have become immediately prior to the close of business on the conversion date the holder or holders of record of the shares of Common Stock represented thereby.

                  (3) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Common Stock, the Company shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Company shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate, which are not being converted. The issuance of certificates for shares of Common Stock issuable upon the conversion of shares of Class B Common Stock shall be made without charge to the converting holder for any tax imposed upon the Company in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares being converted, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

                  (4) Upon any conversion of shares of Class B Common Stock into shares of Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and may be payable to the holder of record of shares of Class B Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as may be declared and may be payable to holders of record of shares of Common Stock on or after such conversion date.

                  (5) In case of any consolidation or merger of the Company as a result of which the holders of Common Stock shall be entitled to receive stock, other securities or other property with respect to or in exchange for Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, a holder of a share of Class B Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Common Stock and shall have no other conversion rights with regard to such share. The provisions of this subparagraph (5) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (6) All shares of Class B Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate, except only the right of the holders thereof, subject to the provisions of subparagraph (3) of this subdivision
(D), to receive shares of Common Stock in exchange therefor.

                  (7) Such number of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock.

                  (8) Such number of shares of Class B Common Stock as may from time to time be required for such purposes shall be reserved for issuance (i) pursuant to stock dividends, stock splits and similar distributions; (ii) upon exercise, conversion or redemption of any outstanding securities; (iii) pursuant to existing employee's benefit plans including, without limitation, the Company's Restricted Stock Plan ("RSP") and its stock option plans (collectively, the "Option Plans"), pursuant to which options are on the Distribution Record Date (as hereinafter defined) outstanding or pursuant to which options may on the Distribution Record Date be granted, with respect to shares currently available for issuance under the RSP and with respect to shares available for issuance upon exercise of options currently available for grant under the Option Plans, as are more fully set forth, with respect to the RSP and the Option Plans, in clauses (iv) and (v) hereof; (iv) under the RSP, as shall equal the number of shares of Common Stock available for issuance thereunder on the Distribution Record Date; and (v) under the Option Plans, as shall equal the number of shares of Common Stock issuable upon the exercise of the options available for grant on the record date for the initial distribution of shares of Class B Common Stock (the "Distribution Record Date").

                  (9) All outstanding shares of Class B Common Stock will automatically convert into shares of Common Stock on the tenth anniversary of the Distribution Record Date. Upon such conversion, certificates evidencing previously outstanding shares of Class B Common Stock will thereafter be deemed to evidence a like number of shares of Common Stock. None of the provisions of this subparagraph (9) may be amended, altered, supplemented or repealed without the affirmative vote of the holders of the Common Stock, of the Class B Common Stock and of each series of the Preferred Stock entitled to vote and outstanding on the Distribution Record Date.

            (E) (1) No person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Company shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class B Holder, which term shall have the following meanings:

                  (a) In the case of a Class B Holder who is a natural person and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means (A) the spouse of such Class B Holder, (b) a lineal descendant of such Class B Holder (said descendants, together with the Class B Holder and his or her spouse, are hereinafter referred to as "such Class B Holder's family members"), (C) an executor of the estate of such deceased Class B Holder or a legal representative or conservator of such legally incompetent Class B Holder, (D) the trustee of a trust for the sole benefit of such Class B Holder's family members, and for the benefit of no other person, provided that such trust may grant a general or special power of appointment to the spouse of such Class B Holder, any lineal descendant of such Class B Holder or the spouse of any such lineal descendant, and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class B Holder payable by reason of the death of such Class B Holder and provided that such trust prohibits transfer of shares of Class B Common Stock to persons other than Permitted Transferees, as defined in clause (b) below, (E) the voting trust created by the Voting Trust Agreement, dated as of February 24, 1986 ("Voting Agreement") among the several Beneficiaries, as defined therein, the Corporation and Edward H. Meyer and Ronald A. Nicholson, as Trustees.

                  (b) In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust other than a trust described in clause (c) below, "Permitted Transferee" means (A) the person or persons who established such trust and
(B) a Permitted Transferee of such person or persons determined pursuant to clause (a) above.

                  (c) In the case of a Class B Holder holding the shares of Class B Common Stock subject to said proposed transfer as trustee pursuant to a trust which was irrevocable on the Distribution Record Date, for determining the persons to whom the Class B Common Stock is first issuable by the Company, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise or any "Permitted Transferee" of such person determined pursuant to clause (a),
(b), (e) or (f) hereof, as the case may be.

                  (d) In the case of a Class B Holder who holds shares as a result of the distribution of shares of Class B Common Stock upon termination of the Voting Agreement, "Permitted Transferee" means (A) the Class B Holder who deposited such Class B Common Stock pursuant to the Voting Agreement and (B) a Permitted Transferee of such depositor.

                  (e) In the case of a Class B Holder who is the record (but not the beneficial) owner of the shares of Class B Common Stock subject to said proposed transfer as nominee for the person who was the beneficial owner thereof on the Distribution Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to clause (a), (b), (c) or (f) hereof, as the case may be. A transfer of the beneficial ownership of the shares of the Class B Common Stock held by such a record (but not beneficial) holder of Class B Common Stock to another beneficial owner, other than a Permitted Transferee of such beneficial owner, notwithstanding that there is no change in the record ownership of such shares of Class B Common Stock by virtue of any such transfer, shall not be permitted hereunder.

                  (f) In the case of a Class B Holder which is a corporation and the holder of record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means the survivor of a merger or consolidation of such corporation.

                  (g) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, was the record and beneficial owner of the shares of Class B Common Stock subject to said proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clauses (a) or (f) above, as the case may be.

                  (2) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this subdivision (E). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                  (3)  For purposes of this subdivision (E):

                  (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                  (b) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                  (c) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                  (d) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                  (4) Any purported transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of the transferee's shares of Class B Common Stock into shares of Common Stock, effective on the date of such purported transfer. The Company may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

            (F) Certificates representing shares of Class B Common Stock issued as a stock dividend on the Company's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Class B Common Stock were issued.

            (G) (1) For the purposes of this Article FOURTH, the term "beneficial owner(s)" of any shares of Class B Common Stock shall mean the person or persons who possess the power to dispose, or to direct the disposition, of such shares.

                  (2) The Company shall note on the certificates representing the shares of Class B Common Stock that there are restrictions on transfer and registration imposed by subdivisions (E) and (F) above.

            (H) Except as otherwise provided in subdivisions (B), (C) and
(D) above and except for shares of Class B Common Stock contemplated or duly reserved for issuance pursuant to subdivisions (B) and (D) of this Article FOURTH, the Company shall not issue additional shares of Class B Common Stock after the date shares of Class B Common Stock are first issued by the Company. All shares of Class B Common Stock surrendered for conversion shall resume the status of authorized but unissued shares of Class B Common Stock.

            (I) The Common Stock and Class B Common Stock are subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as may be stated herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Article FOURTH.

C.    General

            Subject to the provisions of law and the foregoing provisions of this Certificate of Incorporation, the Company may issue shares of its Preferred Stock or Common Stock, from time to time for such consideration having a value not less than the par value thereof as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or given to the Company, shall be deemed fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

            FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Company.

            SIXTH: Elections of Directors need not be by written ballot unless the By-Laws of the Company shall so provide.

            SEVENTH: The holders of shares of Common Stock, Class B Common Stock and Series 1 Preferred Stock entitled to vote such shares together with the holders of shares of any other series of Preferred Stock who shall have the right and power to vote with the holders of Common Stock, Class B Common Stock and Series 1 Preferred Stock as a single class on the election and removal of directors, shall have the right and power, all voting as a single class, to elect a number of directors ("Capital Stock Directors") equal to three-quarters (3/4) of the number of directors which shall constitute the entire Board of Directors (or, if such number is a whole number and a fraction less than or equal to one-half (1/2), the number of Capital Stock Directors equal to such whole number, or if such number is a whole number and a fraction greater than one-half (1/2), the number of Capital Stock Directors equal to the next higher whole number), and (b) to remove, whether with or without cause, at any time, any of such Capital Stock Directors. In all elections of Capital Stock Directors, each holder of shares entitled to vote thereon as aforesaid shall have the right of cumulative voting and consequently will be entitled to as many votes as shall equal the number votes which, except for provisions of cumulative voting, he would be entitled to cast for the election of Capital Stock Directors with respect to his shares multiplied by the number of Capital Stock Directors to be elected, and he may cast all of such votes for a single Capital Stock Director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit. Any Capital Stock Director may be removed by the affirmative vote of the holders of not less than the number of shares entitled to vote thereon as aforesaid which, if voted cumulatively, would be sufficient to elect the entire class of Capital Stock Directors of which such Capital Stock Director is a part, given at an annual meeting or a special meeting of the holders of shares entitled so to vote called and held for that purpose; and the vacancy in the Board of Directors caused by such removal may be filled at any such meeting and, if not so filled, shall be filled by the remaining Capital Stock Directors.

            The holders of shares of Series 1 Preferred Stock entitled to vote such shares, together with the holders of shares of any other series of Preferred Stock who shall have the right and power to vote with the holders of Series 1 Preferred Stock as a single class on the election and removal of directors, shall have the right and power, all voting as a single class, (a) to elect a number of directors ("Preferred Stock Directors") equal to one-quarter (1/4) of the number of directors which shall constitute the entire Board of Directors (or, if such number is a whole number and a fraction less than one-half (1/2), the number of Preferred Stock Directors equal to such whole number, if such number is a whole number and a fraction greater than or equal to one-half (1/2), the number of Preferred Stock Directors equal to the next higher whole number) and (b) to remove, whether with or without cause, at any time, any of such Preferred Stock Directors, the holders of not less than a majority of the outstanding shares entitled to vote thereon as aforesaid shall be required to elect a Preferred Stock Director. Any Preferred Stock Director may be removed by the affirmative vote of the holders of not less than a majority of the shares entitled to vote thereon aforesaid, given at an annual meeting or a special meeting of the holders of such shares called and held for that purpose; and the vacancy in the Board of Directors caused by such removal may be filled at any such meeting and, if not so filled, shall be filled by the remaining Preferred Stock Directors.

            The holder of shares of Series 1 Preferred Stock entitled to vote such shares shall have the right to exercise the rights and powers embodied in the foregoing paragraph on the earlier of (a) a vacancy on the Board of Directors by reason of resignation, removal or otherwise, (b) an increase in the number of directors which constitute the entire Board of Directors or (c) the 1982 annual meeting of stockholders.

            If, at any time, there are no longer any holders of shares of Series 1 Preferred Stock entitled to vote such shares, and there are no longer any holders of shares of any other series of Preferred Stock who have the right and power to vote with the holders of Series 1 Preferred Stock as a single class on the election and removal of Preferred Stock Directors, then, the term of office of all Preferred Stock Directors shall terminate, and no additional Preferred Stock Directors shall be elected. The vacancy or vacancies so created in the Board of Directors shall be filled with Capital Stock Directors as provided in this Article SEVENTH, and from such time the entire Board of Directors shall be comprised of Capital Stock Directors. If the Board of Directors should adopt a resolution or resolutions authorizing the issuance of additional series of Preferred Stock and if such resolution or resolutions should fix the voting power of such additional series such that the holders of such additional series would be entitled (a) to vote with the holders of Common Stock, Class B Common Stock and Series 1 Preferred Stock as a single class in all elections and removals of Capital Stock Directors in accordance with the first paragraph of this Article SEVENTH and/or (b) to vote with the holders of Series 1 Preferred Stock as a single class in all elections and removals of Preferred Stock Directors in accordance with the second paragraph of this Article SEVENTH, then upon the affirmative vote of the holders of not less than a majority of the outstanding shares of Series 1 Preferred Stock entitled to vote such shares, given at an annual meeting or a special meeting called and held for the purpose of considering such resolution or resolutions, the holders of such additional series shall be so entitled; provided, that if there are no longer any such holders of Series 1 Preferred Stock, the affirmative vote of such holders shall no longer be required.

            Any special meeting contemplated by this Article SEVENTH shall be called by the Board of Directors, the Chairman of the Board or the President upon the written request of the holders of not less than a majority of the outstanding shares of Common Stock, Class B Common Stock and Preferred Stock entitled to vote at such meeting, and at such meeting, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding shares entitled to vote at such meeting shall constitute a quorum.

            This Article SEVENTH shall not be altered, amended or repealed without the affirmative vote of the holders of not less than a majority of the outstanding shares of Series 1 Preferred Stock entitled to vote such shares, given at an annual meeting or a special meeting called and held for that purpose, and at any such meeting such holders shall be entitled to vote as a separate class; provided, that if there are no longer any such holders, this Article SEVENTH may be altered, amended or repealed upon the affirmative vote of the holders of not less than a majority of the outstanding shares of all classes of stock who are entitled to vote such shares, all voting as a single class, given at an annual meeting or a special meeting called and held for that purpose.

            EIGHTH: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having in the aggregate not less than the number of votes required by statute or, if greater, this Certificate, for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

            NINTH: Whenever the vote of stockholders is required to be taken by any provision of the General Corporation Law of Delaware in connection with a merger or consolidation of the Company or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, such action shall require the concurrence of the holders of not less than two-thirds (2/3rds) of the outstanding stock of the Company entitled to vote thereon. This paragraph of Article NINTH may not be amended except upon the vote of the holders of not less than two-thirds (2/3rds) of the outstanding stock of the Company entitled to vote upon such amendment.

            In order for stockholders of the Company to amend the By-Laws for the purpose of changing the number of directors, any such action shall require the concurrence of not less than four-fifths (4/5ths) of the outstanding stock of the Company entitled to vote thereon. This paragraph of Article NINTH may not be amended except upon the vote of the holders of not less than four-fifths (4/5ths) of the outstanding stock of the Company entitled to vote upon such amendment.

            TENTH: Whenever the vote of stockholders is required to be taken by any provision of the General Corporation Law of Delaware in conjunction with a merger or consolidation of the Company or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, the holders of shares of Series 1 Preferred Stock entitled to vote such shares, together with the holders of shares of any other series of Preferred Stock who shall have the right and power to vote with the holders of Series 1 Preferred Stock as a single class in connection with any such action, shall have the right and power to vote as a single class and the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon as aforesaid shall be required to approve any such action.

            If the Board of Directors should adopt a resolution or resolutions authorizing the issuance of additional series of Preferred Stock and if such resolution or resolutions should fix the voting power of such additional series such that the holders of such additional series would be entitled to vote with the holders of Series 1 Preferred Stock as a single class whenever the vote of the stockholders is required to be taken by any provision of the General Corporation Law of Delaware in connection with a merger or consolidation of the Company or the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, then upon the affirmative vote of the holders of not less than a majority of the outstanding shares of Series 1 Preferred Stock entitled to vote such shares, given at an annual meeting or a special meeting called and held for the purpose of considering such resolution or resolutions, the holders of such additional series shall be so entitled; provided, that if there are no longer any such holders of Series 1 Preferred Stock, the affirmative vote of such holders shall no longer be required.

            Any special meeting contemplated by this Article TENTH shall, upon the written request of the holders of not less than a majority of the outstanding shares of Preferred Stock entitled to vote at such meeting, be called by the Board of Directors, the Chairman of the Board or the President and at such meeting, the presence, in person or by proxy, of the holders of not less than a majority of the outstanding shares of Preferred Stock entitled to vote at such meeting shall constitute a quorum.

            This Article TENTH shall not be altered, amended or repealed without the affirmative vote of the holders of not less than a majority of the outstanding shares of Series 1 Preferred Stock entitled to vote such shares, given at an annual meeting or a special meeting called and held for that purpose, and at any such meeting such holders shall be entitled to vote as a separate class; provided, that if there are no longer any such holders, this Article TENTH may be altered, amended or repealed upon the affirmative vote of the holders of not less than a majority of the outstanding shares of all classes of stock who are entitled to vote such shares, all voting as a single class, given at an annual meeting or a special meeting called and held for that purpose.

            ELEVENTH: The Company shall to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify the members of its Board of Directors, indemnify the officers of the Company and any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters.

            No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eleventh shall not eliminate or limit the liability of a director to the extent provided applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            TWELFTH: Shares of stock of the Company may be issued for such consideration, having a value not less than the par value thereof, as is determined from time to time by the Board of Directors of the Company or by a vote of the majority of the outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, Grey Global Group Inc. has caused this Restated Certificate of Incorporation to be duly executed in its name, this 13th day of July, 2000.


                                          GREY GLOBAL GROUP INC.


                                          By:   /s/ Steven G. Felsher
                                             ----------------------------
                                          Name:  Steven G. Felsher
                                          Title: Executive Vice President